              As filed with the Securities and Exchange Commission
                              on September 26, 2005

                           Registration No. 811-09347

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM N-1A

     REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 (TM)

                                Amendment No. 33                             [ ]

                                   ----------

                     COLUMBIA FUNDS MASTER INVESTMENT TRUST
               (Exact Name of Registrant as specified in Charter)
                              One Financial Center
                                Boston, MA 02110
          (Address of Principal Executive Offices, including Zip Code)

                                   ----------

       Registrant's Telephone Number, including Area Code: (800) 321-7854
                                 Scott Henderson
                          c/o Columbia Management Group
                               100 Federal Street
                                Boston, MA 02110
                     (Name and Address of Agent for Service)

                                 With a copy to:
                             Marco E. Adelfio, Esq.
                             Steven G. Cravath, Esq.
                             Morrison & Foerster LLP
                          2000 Pennsylvania Ave., N.W.
                             Washington, D.C. 20006

                                EXPLANATORY NOTE

          This Registration Statement has been filed by Columbia Funds Master Investment Trust (formerly, Nations Master Investment Trust) ("Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, in order to change the names of the Registrant and the Registrant's Portfolios. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by the investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or solicitation of an offer to buy, any beneficial interests in the Registrant.

Columbia Funds Master Investment Trust
Part A

September 26, 2005

Columbia Intermediate Core Bond Master Portfolio
Columbia Multi-Advisor International Equity Master Portfolio
Columbia International Value Master Portfolio
Columbia Marsico Focused Equities Master Portfolio
Columbia Marsico Growth Master Portfolio
Columbia Marsico 21st Century Master Portfolio
Columbia Marsico International Opportunities Master Portfolio
Columbia High Income Master Portfolio
Columbia Small Cap Value Master Portfolio II
Columbia Large Cap Core Master Portfolio
Columbia Small Cap Growth Master Portfolio II

Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Columbia Funds Master Investment Trust ("Trust") is registered as an open-end management investment company under the Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of eleven separate series of Master Portfolios (each a "Master Portfolio" and collectively the "Master Portfolios") including: Columbia Intermediate Core Bond Master Portfolio, Columbia Multi-Advisor International Equity Master Portfolio, Columbia International Value Master Portfolio, Columbia Marsico Focused Equities Master Portfolio, Columbia Marsico Growth Master Portfolio, Columbia Marsico 21st Century Master Portfolio, Columbia Marsico International Opportunities Master Portfolio, Columbia High Income Master Portfolio, Columbia Small Cap Value Master Portfolio II, Columbia Large Cap Core Master Portfolio and Columbia Small Cap Growth Master Portfolio. The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of beneficial interest ("Beneficial Interests") and to establish and designate such Beneficial Interests into one or more Master Portfolios.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS.

Columbia Intermediate Core Bond Master Portfolio: Columbia Intermediate Core Bond Master Portfolio's investment objective is to seek to obtain interest income and capital appreciation.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in bonds. The Master Portfolio normally invests at least 65% of its assets in intermediate and longer-term fixed income securities that are rated investment grade. The Master Portfolio can invest up to 35% of its assets in mortgage-backed securities, including collateralized mortgage obligations
(CMOs), that are backed by the U.S. government, its agencies or instrumentalities, or corporations.

The Master Portfolio can invest up to 10% of its assets in high yield debt securities.

The Master Portfolio may also engage in repurchase, reverse repurchase and forward purchase agreements. These investments will generally be short-term in nature and are primarily used to seek to enhance returns and manage liquidity. In addition, the Master Portfolio may use futures, interest rate swaps, total return swaps, options and other derivative instruments, to seek to enhance return, to hedge some of the risks of its investments in fixed income securities or as a substitute for a position in the underlying asset. The Master Portfolio may invest in private placements to seek to enhance its yield.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

Normally, the Master Portfolio's average dollar-weighted maturity will be between three and six years.

When selecting individual investments, the portfolio manager:

- looks at a fixed income security's potential to generate both income and price appreciation

- allocates assets among U.S. corporate securities and mortgage-backed securities, based on how they are expected to perform under current market conditions, and on how they have performed in the past. The portfolio manager may change the allocations when market conditions change

- selects securities using structure analysis, which evaluates the characteristics of a security, including its call features, coupons, and expected timing of cash flows

The portfolio manager may sell a security when it believes the security is overvalued, if there is a deterioration in the security's credit rating or in the issuer's financial situation, when other investments are more attractive, or for other reasons.

Columbia Intermediate Core Bond Master Portfolio has the following principal risks:

- Investment strategy risk - There is a risk that the value of the investments that the portfolio manager chooses for the Master Portfolio will not rise as high as the team expects, or will fall.

- Mortgage-related risk - The value of the Master Portfolio's mortgage-backed securities can fall if the owners of the underlying mortgages pay off their mortgages sooner than expected, which could happen when interest rates fall, or later than expected, which could happen when interest rates rise. If the underlying mortgages are paid off sooner than expected, the Master Portfolio may have to reinvest this money in mortgage-backed or other securities that have lower yields. Mortgage-backed securities are most commonly issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association or Federal Home Loan Mortgage Corporation, but may also be issued or guaranteed by other private issuers. Mortgage-backed securities issued by private issuers, whether or not such obligations are subject to guarantees by the private issuer may entail greater risk than obligations directly or indirectly guaranteed by the U.S. government.

- Interest rate risk - The prices of fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer terms tend to fall more in value when interest rates rise than fixed income securities with shorter terms.

- Credit risk - The Master Portfolio could lose money if the issuer of a fixed income security is unable to pay interest or repay principal when it's due. Credit risk usually applies to most fixed income securities, but is generally not a factor for U.S. government obligations. The Master Portfolio may invest is some securities that are not rated investment grade and are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. These securities typically pay a premium--a high interest rate or yield--because of the increased risk of loss. These securities also can be subject to greater price volatility.

- Derivatives risk - The use of derivatives presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. Among the risks presented are market risk, credit risk, management risk and liquidity risk. The use of derivatives can lead to losses because of adverse movements in the price or value of the underlying asset, index or rate, which may be magnified by certain features of the derivatives. These risks are heightened when the portfolio manager uses derivatives to enhance the Master Portfolio's return or as a substitute for a position or security, rather than solely to hedge (or offset) the risk of a position or security held by the Master Portfolio. The success of management's derivatives strategies will depend on its ability to assess and predict the impact of market or economic developments on the underlying asset, index or rate and the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions. Liquidity risk exists when a security cannot be purchased or sold at the time desired, or cannot be purchased or sold without adversely affecting the price. The portfolio manager is not required to utilize derivatives to reduce risks.

- Changing distribution levels - The level of monthly income distributions paid by the Master Portfolio depends on the amount of income paid by the securities the Master Portfolio holds. It is not guaranteed and will change. Changes in the value of the securities, however, generally should not affect the amount of income they pay.

Columbia Multi-Advisor International Equity Master Portfolio: Columbia Multi-Advisor International Equity Master Portfolio's investment objective is to seek long-term capital growth by investing primarily in equity securities of non-United States companies in Europe, Australia, the Far East and other regions, including developing countries.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in equity securities of established companies located in at least three countries other than the United States. The investment managers select countries, including emerging market or developing countries, and companies they believe have the potential for growth.

The Master Portfolio primarily invests in equity securities which may include equity interests in foreign investment funds or trusts, convertible securities, real estate investment trust securities and depositary receipts.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The Master Portfolio may invest in foreign currency exchange contracts to convert foreign currencies to and from the U.S. dollar, and to hedge against changes in foreign currency exchange rates.

The Master Portfolio is a "multi-manager" fund. It has two different investment managers. Each is responsible for managing approximately one-half of the Master Portfolio's assets. The managers each have different, but complementary, investment styles:

- Marsico Capital combines "top-down" allocation among sectors and regions around the world with a "bottom-up" analysis that focuses on investing in securities with earnings growth potential that may not be realized by other investors.

- Causeway uses a "bottom-up" analysis and a disciplined value approach. Causeway seeks to invest in companies that it believes are currently undervalued by the market. Causeway makes investment decisions based on the following factors: low price-to-earnings rations relative to the sector, high yields or share repurchases, low price-to-book value ratios and low price-to-cash flow ratios relative to the market; and financial strength.

The multi-manager strategy is based on the belief that having more than one manager may result in better performance and more stable returns over time.

A manager may sell a security when its price reaches a target set by the manager, when the company's growth prospects are deteriorating, when the manager believes other investments are more attractive, or for other reasons.

Columbia Multi-Advisor International Equity Master Portfolio has the following principal risks:

- Investment strategy risk - The managers choose stocks they believe have the potential for long-term growth. There is a risk that the value of these investments will not rise as high as expected, or will fall. There is also a risk that the Master Portfolio's multi-manager strategy may not result in better performance or more stable returns.

- Foreign investment risk - Because the Master Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. If the Master Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Futures risk - This Master Portfolio may use futures contracts to convert currencies and to hedge against changes in foreign currency exchange rates. There is a risk that this could result in losses, reduce returns, increase transaction costs or increase the Master Portfolio's volatility.

Columbia International Value Master Portfolio: Columbia International Value Master Portfolio's investment objective is to seek long-term capital appreciation by investing primarily in equity securities of foreign issuers, including emerging markets countries.

The Master Portfolio normally invests at least 65% of its assets in foreign companies anywhere in the world that have a market capitalization of more than $1 billion at the time of investment. The Master Portfolio typically invests in at least three countries other than the United States at any one time.

The Master Portfolio primarily invests in equity securities, either directly or indirectly through closed-end investment companies and depositary receipts.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The management team uses the "Graham and Dodd" value approach to selecting securities and managing the Master Portfolio. The team invests in a company when its current price appears to be below its true long-term--or intrinsic--value.

The team uses fundamental analysis to determine intrinsic value, and will look at a company's book value, cash flow, capital structure, and management record, as well as its industry and its position in the industry. This analysis includes a review of company reports, filings with the Securities and Exchange Commission ("SEC"), computer databases, industry publications, general and business publications, brokerage firm research reports and other information sources, as well as interviews with company management.

The team may sell a security when its price reaches a target set by the team, if there is a deterioration in the company's financial situation, when the team believes other investments are more attractive, or for other reasons.

Columbia International Value Master Portfolio has the following principal risks:

- Investment strategy risk - The team chooses stocks it believes are undervalued or out of favor with the expectation that these stocks will eventually rise in value. There is a risk that the value of these investments will not rise as high or as quickly as the team expects, or will fall.

- Foreign investment risk - Because the Master Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

- Emerging markets risk - Securities issued by companies in developing or emerging market countries, like those in Eastern Europe, the Middle East, Asia or Africa, may be more sensitive to the risks of foreign investing. In particular, these countries may experience instability resulting from rapid social, political and economic development. Many of these countries are dependent on international trade, which makes them sensitive to world commodity prices and economic downturns in other countries. Some emerging countries have a higher risk of currency devaluations, and some countries may experience long periods of high inflation or rapid changes in inflation rates.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

Columbia Marsico Focused Equities Master Portfolio: Columbia Marsico Focused Equities Master Portfolio seeks long-term growth of capital.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in equity securities. The investments will mostly consist of equity securities of large capitalization companies with a market capitalization of $4 billion or more. The Master Portfolio, which is non-diversified, generally holds a core position of 20 to 30 common stocks that are selected for their long-term growth potential. It may invest up to 25% of its assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

In selecting investments for the Master Portfolio, Marsico Capital uses an approach that combines "top-down" macroeconomic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, demographics, the regulatory environment and the global competitive landscape. In addition, Marsico Capital may also examine other factors that may include, without limitation, the most attractive global investment opportunities, industry consolidation and the sustainability of financial trends observed. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies that may benefit from the overall trends Marsico Capital has observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company may be a suitable investment, Marsico Capital may focus on any of a number of different attributes that may include the company's specific market expertise or dominance; its franchise durability and pricing power; solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure); strong and ethical management, commitment to shareholder interests; and reasonable valuations in the context of projected growth rates. This process is called bottom-up stock selection.

As part of this fundamental, bottom-up research, Marsico Capital may visit with various levels of a company's management as well as with (as relevant) its customers, suppliers, distributors and competitors. Marsico Capital also may prepare detailed earnings and cash flow models of companies. These models may assist Marsico Capital in projecting potential earnings growth and other important company financial characteristics under different scenarios. Each model is typically customized to follow a particular company and is generally intended to replicate and describe a company's past, present and potential future performance. The models may include quantitative information and detailed narratives that reflect updated interpretations of corporate data and company and industry developments.

Marsico Capital may reduce or sell investments in portfolio companies if, in the opinion of Marsico Capital, a company's fundamentals change substantively, its stock price appreciates excessively in relation to fundamental earnings growth prospects, the company appears not to realize its growth potential, or there are more attractive investments opportunities elsewhere.

The Master Portfolio's core investments generally are comprised of well-known, established growth companies. However, the Master Portfolio also may typically include more aggressive growth companies, and companies undergoing significant changes; e.g., the introduction of a new product line, the appointment of a new management team, or an acquisition. As a result, the Master Portfolio may invest in certain companies for relatively short periods of time. Such short-term activity may cause the Master Portfolio to incur higher transaction costs (which may adversely affect the Master Portfolio's performance) and may increase taxable distributions for shareholders.

Columbia Marsico Focused Equities Master Portfolio has the following principal risks:

- Investment strategy risk - There is a risk that the value of the Master Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

- Holding fewer investments - The Master Portfolio is considered to be non-diversified because it may hold fewer investments than other kinds of equity funds. This increases the risk that its value could go down significantly if even only one of its investments performs poorly. The value of the Master Portfolio will tend to have greater price swings than the value of more diversified equity funds. The Master Portfolio may become a diversified fund by limiting the investments in which more than 5% of its total assets are invested.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Foreign investment risk - Because the Master Portfolio may invest up to 25% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Columbia Marsico Growth Master Portfolio: Columbia Marsico Growth Master Portfolio seeks long-term growth of capital.

The Master Portfolio invests primarily in equity securities of large capitalization companies with a market capitalization of $4 billion or more that are selected for their growth potential. It generally holds a core position of between 35 and 50 common stocks. It may hold up to 25% of its assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

In selecting investments for the Master Portfolio, Marsico Capital uses an approach that combines "top-down" macroeconomic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, demographics, the regulatory environment and the global competitive landscape. In addition, Marsico Capital may also examine other factors that may include, without limitation, the most attractive global investment opportunities, industry consolidation and the sustainability of financial trends observed. As a result of the "top-down" analysis, Marsico Capital seeks to identify sectors, industries and companies that may benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital may focus on a number of different attributes that may include, without limitation, the company's specific market expertise or dominance; its franchise durability and pricing power; solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards, and transparent financial disclosure); strong and ethical management; commitment to shareholder interests; and reasonable valuations in the context of projected growth rates. This process is called bottom-up stock selection.

As part of this fundamental, bottom-up research, Marsico Capital may visit with various levels of a company's management as well as with (as relevant) its customers, suppliers, distributors and competitors. Marsico Capital also may prepare detailed earnings and cash flow models of companies. These models may assist Marsico Capital in projecting potential earnings growth and other important company financial characteristics under different scenarios. Each model is typically customized to follow a particular company and is generally intended to replicate and describe a company's past, present and future performance. The models may include quantitative information and detailed narratives that reflect updated interpretations of corporate data and company and industry developments.

Marsico Capital may reduce or sell investments in portfolio companies if, in the opinion of Marsico Capital, a company's fundamentals change substantively, its stock price appreciates excessively in relation to fundamental earnings growth prospects, the company appears not to realize its growth potential, or there are more attractive investments opportunities elsewhere.

The Master Portfolio's core investments generally are comprised of well-known, established growth companies. However, the Master Portfolio also may typically include more aggressive growth companies, and companies undergoing significant changes; e.g., the introduction of a new product line, the appointment of a new management team, or an acquisition. As a result, the Master Portfolio may invest in certain companies for relatively short periods of time. Such short-term activity may cause the Master Portfolio to incur higher transaction costs (which may adversely affect the Master Portfolio's performance) and may increase taxable distributions for shareholders.

Columbia Marsico Growth Master Portfolio has the following principal risks:

- Investment strategy risk - Marsico Capital uses an investment strategy that tries to identify equities with growth potential. There is a risk that the value of these investments will not rise as high as Marsico Capital expects, or will fall.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Foreign investment risk - Because the Master Portfolio may invest up to 25% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Columbia Marsico 21st Century Master Portfolio: Columbia Marsico 21st Century Master Portfolio seeks long-term growth of capital.

This Master Portfolio is an aggressive growth fund that primarily invests in equity securities of companies of any capitalization size and will normally hold a core position of between 35 and 50 common stocks. The Master Portfolio will focus on paradigm shifting technologies and companies seeking to take advantage of technological innovations in the way business is conducted. The Master Portfolio may invest without limit in foreign securities.

The Master Portfolio may invest in foreign currency exchange contracts to convert foreign currencies to and from the U.S. dollar, and to hedge against changes in foreign currency exchange rates.

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

In selecting investments for the Master Portfolio, Marsico Capital uses an approach that combines "top-down" macroeconomic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, demographics, the regulatory environment and the global competitive landscape. In addition, Marsico Capital may also examine other factors that may include, without limitation, the most attractive global investment opportunities, industry consolidation, and the sustainability of financial trends observed. As a result of the "top-down" analysis, Marsico Capital seeks to identify sectors, industries and companies that may benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital may focus on any of a number of different attributes that may include, without limitation, the company's specific market expertise or dominance; its franchise durability and pricing power, solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure); strong and ethical management; commitment to shareholder interests; and reasonable valuations in the context of projected growth rates. This process is called bottom-up stock selection.

As part of this fundamental, bottom-up research, Marsico Capital may visit with various levels of a company's management, as well as with (as relevant) its customers, suppliers, distributors and competitors. Marsico Capital also may prepare detailed earnings and cash flow models of companies. These models may assist Marsico Capital in projecting potential earnings growth and other important company financial characteristics under different scenarios. Each model is typically customized to follow a particular company and is generally intended to replicate and describe a company's past, present and, potential future performance. The models include quantitative information and detailed narratives that reflect updated interpretations of corporate data and company and industry developments.

Marsico Capital may reduce or sell investments in portfolio companies if, in the opinion of Marsico Capital, a company's fundamentals change substantively, its stock price appreciates excessively in relation to fundamental earnings growth prospects, the company appears not to realize its growth potential, or there are more attractive investments opportunities elsewhere.

The Master Portfolio's core investments generally are comprised of well-known, established growth companies. However, the Master Portfolio also may typically include more aggressive growth companies, and companies undergoing significant changes; e.g., the introduction of a new product line, the appointment of a new management team, or an acquisition. As a result, the Master Portfolio may invest in certain companies for relatively short periods of time. Such short-term activity may cause the Master Portfolio to incur higher transaction costs (which may adversely affect the Master Portfolio's performance) and may increase taxable distributions for shareholders.

Columbia Marsico 21st Century Master Portfolio has the following principal risks:

- Investment strategy risk - There is a risk that the value of the Master Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

- Stock market risk - The value of any stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Small company risk - Stocks of smaller companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

- Foreign investment risk - Because the Master Portfolio may invest without limitation in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Columbia Marsico International Opportunities Master Portfolio: Columbia Marsico International Opportunities Master Portfolio seeks long-term growth of capital.

The Master Portfolio normally invests at least 65% of its assets in common stocks of foreign companies. While the Master Portfolio may invest in companies of any size, it focuses on large companies. These companies are selected for their long-term growth potential. The Master Portfolio normally invests in issuers from at least three different countries not including the United States and generally holds a core position of 35 to 50 common stocks. The Master Portfolio may invest in common stocks of companies operating in emerging markets.

The Master Portfolio may invest in foreign currency exchange contracts to convert foreign currencies to and from the U.S. dollar, and to hedge against changes in foreign currency exchange rates.

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

In selecting investments for the Master Portfolio, Marsico Capital uses an approach that combines "top-down" macroeconomic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, demographics, the regulatory environment and the global competitive landscape. In addition, Marsico Capital may also examine other factors that may include, without limitation, the most attractive global investment opportunities, industry consolidation and the sustainability of financial trends observed. As a result of the "top-down" analysis, Marsico Capital seeks to identify sectors, industries and companies that may benefit from the overall trends Marsico Capital has observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital may focus on any of a number of different attributes that may include, without limitation, the company's specific market expertise or dominance, its franchise durability and pricing power; solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure); strong and ethical management; commitment to shareholder interests; and reasonable valuations in the context of projected growth rates. This process is called bottom-up stock selection.

As part of this fundamental, bottom-up research, Marsico Capital may visit with various levels of a company's management as well as with (as relevant) its customers, suppliers, distributors, and competitors. Marsico Capital also may prepare detailed earnings and cash flow models of companies. These models may assist Marsico Capital in projecting potential earnings growth and other important company financial characteristics under different scenarios. Each model is typically customized to follow a particular company and is generally intended to replicate and describe a company's past, present and potential future performance. The models may include quantitative information and detailed narratives that reflect updated interpretations of corporate data and company and industry developments.

Marsico Capital may reduce or sell investments in portfolio companies if, in the opinion of Marsico Capital, a company's fundamentals change substantively, its stock price appreciates excessively in relation to fundamental earnings growth prospects, the company appears not to realize its growth potential, or there are more attractive investments opportunities elsewhere.

The Master Portfolio's core investments generally are comprised of well-known, established growth companies. However, the Master Portfolio also may typically include more aggressive growth companies, and companies undergoing significant changes, e.g., the introduction of a new product line, the appointment of a new management team, or an acquisition. As a results, the Master Portfolio may invest in certain companies for relatively short periods of time. Such short-term activity may cause the Master Portfolio to incur higher transaction costs (which may adversely affect the Master Portfolio's performance) and may increase taxable distributions for shareholders.

Columbia Marsico International Opportunities Master Portfolio has the following principal risks:

- Investment strategy risk -There is a risk that the value of the Master Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

- Stock market risk - The value of any stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Foreign investment risk - Because the Master Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. If the Master Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

- Futures risk - The Master Portfolio may use futures contracts to convert currencies and to hedge against changes in foreign currency exchange rates. There is a risk that this could result in losses, reduce returns, increase transaction costs or increase the Master Portfolio's volatility.

Columbia High Income Master Portfolio: Columbia High Income Master Portfolio seeks maximum income by investing in a diversified portfolio of high yield debt securities.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in domestic and foreign corporate high yield debt securities. These securities are not rated investment grade, but generally will be rated "BB" or "B" by Standard & Poor's Corporation. The team may choose unrated securities if it believes they are of comparable quality at the time of investment. The portfolio is not managed to a specific duration. Its duration will generally track the CSFB High Yield Index.

The Master Portfolio invests primarily in:

-    Domestic corporate high yield debt securities, including private placements

- U.S. dollar-denominated foreign corporate high yield debt securities, including private placements

-    Zero-coupon bonds

-    U.S. government obligations

- Equity securities (up to 20% of its assets), which may include convertible securities

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

When selecting investment for the portfolio, the team:

-    focuses on individual security selection ("bottom-up" analysis)

-    uses fundamental credit analysis

-    emphasizes current income while attempting to minimize risk to principal

- seeks to identify a catalyst for capital appreciation such as an operational or financial restructuring

- tries to manage risk by diversifying the Master Portfolio's investments across securities of many different issuers

The team may sell a security when its market price rises above the target price the team has set, when it believes there has been a deterioration in an issuer's fundamentals, such as earnings, sales or management, or an issuer's credit quality, or to maintain portfolio diversification, or for other reasons.

Columbia High Income Master Portfolio has the following principal risks:

- Investment strategy risk - There is a risk that the value of the investments that the team chooses will not rise as high as the team expects, or will fall.

- Credit risk - The types of securities in which the Master Portfolio typically invests are not investment grade and are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. These securities typically pay a premium -- a high interest rate or yield -- because of the increased risk of loss. These securities also can be subject to greater price volatility.

- Changing distribution levels - The level of monthly income distributions paid by the Master Portfolio depends on the amount of income paid by the securities the Master Portfolio holds. It is not guaranteed and will change. Changes in the value of the securities, however, generally should not affect the amount of income they pay.

- Interest rate risk - The prices of fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer terms tend to fall more in value when interest rates rise than fixed income securities with shorter terms.

- Liquidity risk - There is a risk that a security held by the Master Portfolio cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

- Foreign investment risk - Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, may also apply to some foreign investments.

Columbia Small Cap Value Master Portfolio II: Columbia Small Cap Value Master Portfolio II seeks long-term growth of capital by investing in companies believed to be undervalued.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in equity securities of U.S. companies whose market capitalizations are within the range of the companies within the Russell 2000 Value Index (currently between $142 million and $1.8 billion) and that are believed to have the potential for long-term growth. The Master Portfolio may also invest in real estate investment trusts.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The management team uses a three prong approach, combining fundamental and quantitative analysis with risk management to identify value opportunities and construct the portfolio. The management team looks at, among other things:

- fundamentally sound businesses that are believed to be attractively priced due to investor indifference or unpopularity

- various measures of relative valuation, including price to cash flow, price to earnings, price to sales and price to book. The team believes that companies with lower relative valuation are generally more likely to provide better opportunities for capital appreciation

-    a company's current operating margins relative to its historic range

- indicators of potential stock price appreciation. These could take the form of anticipated earnings growth, company restructuring, changes in management, new product opportunities, business model changes, or other anticipated improvements in micro and macroeconomic factors

Additionally, the management team uses analytical tools to actively monitor the risk profile of the portfolio.

The team may sell a security when its price reaches a target set by the team, if there is a deterioration in the company's financial situation, when the team believes other investments are more attractive, or for other reasons.

The team may use various strategies, consistent with the Master Portfolio's investment objective, to try to reduce the amount of capital gains distributed to interestholders. For example, the team:

-    may limit the number of buy and sell transactions it makes

-    may try to sell shares that have the lowest tax burden on interestholders

-    may offset capital gains by selling securities to realize a capital loss

While the Master Portfolio may try to manage its capital gains distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax laws and regulations, or by court decisions.

Columbia Small Cap Value Master Portfolio II has the following principal risks:

- Investment strategy risk - The team chooses stocks it believes are undervalued with the expectation that they will rise in value. There is a risk that the value of these investments will not rise as high or as quickly as the team expects, or will fall.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Small company risk - Stocks of small companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

- Real estate investment risk - Changes in real estate values or economic downturns can have a significant negative effect on issuers in the real estate industry.

Columbia Large Cap Core Master Portfolio: Columbia Large Cap Core Master Portfolio seeks long-term growth of capital.

The Master Portfolio normally invests at least 65% of its assets in common stocks of companies that it selects from among major industry sectors. Effective September 23, 2005, under normal circumstances, the Master Portfolio will invest at least 80% of its assets in large capitalization companies whose market capitalizations are within the range of the companies within the S&P 500 Index (currently between $535.3 million and $367.5 billion) at the time of purchase. The securities the Master Portfolio normally holds include common stocks, preferred stocks and convertible securities like warrants and rights. It may hold up to 20% of its assets in foreign securities.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The team identifies stocks using a disciplined analytical process. Starting with a universe of companies with market capitalizations of at least $1 billion, the team assesses the investment potential of these companies and their industries by evaluating:

-    the growth prospects of the company's industry

-    the company's relative competitive position in the industry

The team believes that this analysis identifies companies with favorable long-term growth potential, competitive advantages and sensible business strategies.

The team then uses quantitative analysis to decide when to invest, evaluating each company's earnings trends and stock valuations, among other things, to try to determine when it is reasonably valued.

In actively managing the portfolio, the team considers the characteristics of the S&P 500 Index as a general baseline. The index characteristics evaluated by the team include risk and sector diversification, as well as individual securities holdings.

The team may sell a security when it believes that the profitability of the company's industry is beginning to decline, if there is a meaningful deterioration in the company's competitive position, the company's management fails to execute its business strategy, when the manager considers the security's price to be overvalued, or for other reasons.

The team may use various strategies, consistent with the Master Portfolio's investment objective, to try to reduce the amount of capital gains and income distributed to interestholders. For example, the team:

- will focus on long-term investments to try to limit the number of buy and sell transactions

- may try to sell securities that have the lowest tax burden on interestholders

-    may offset capital gains by selling securities to realize a capital loss

-    invests primarily in securities with lower dividend yields

-    may use options, instead of selling securities

While the Master Portfolio may try to manage its capital gains distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax laws and regulations, or by court decisions.

Columbia Large Cap Core Master Portfolio has the following principal risks:

- Investment strategy risk - The team chooses stocks that are believed to have the potential for long-term growth. There is a risk that the value of these investments will not rise as expected, or will fall.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

- Foreign investment risk - Because the Master Portfolio may invest up to 20% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Columbia Small Cap Master Growth Portfolio II: Columbia Small Cap Growth Master Portfolio II seeks long-term capital growth by investing primarily in equity securities.

Under normal circumstances, the Master Portfolio will invest at least 80% of its assets in companies with a market capitalization of $2 billion or less.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in Part B.

The team identifies stocks using a disciplined process based on the fundamental analysis of the overall economy, industry conditions, and the financial situation and management of each company. It generates ideas from:

-    company meetings/conferences

-    independent industry analysis

-    systemic analysis

-    Wall Street (brokerage) research

The team then conducts a rigorous qualitative analysis of each company being considered for investment. This involves, among other things:

-    gaining an in-depth understanding of the company's business

-    evaluating the company's growth potential, risks and competitive strengths

-    discussing its growth strategy with company management

-    validating the growth strategy with external research

The team will only invest in a company when its stock price is believed to be attractive relative to its forecasted growth.

The team may sell a security when its price reaches a target set by the team, if the company's growth prospects are deteriorating, when the team believes other investments are more attractive, or for other reasons.

The team may use various strategies, consistent with the Master Portfolio's investment objectives, to try to reduce the amount of capital gains distributed to interestholders. For example, the team:

-    may limit the number of buy and sell transactions it makes

-    may try to sell shares that have the lowest tax burden on interestholders

-    may offset capital gains by selling securities to realize a capital loss

While the Master Portfolio may try to manage its capital gains distributions, it will not be able to completely avoid making taxable distributions. These strategies also may be affected by changes in tax laws and regulations, or by court decisions.

Columbia Small Cap Growth Master Portfolio II has the following principal risks:

- Investment strategy risk - The team chooses stocks that it believes have the potential for long-term growth. There is a risk that the value of these investments will not rise as high as the team expects, or will fall.

- Small company risk - Stocks of smaller companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

- Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

- Technology and technology-related risk - The Master Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

OTHER IMPORTANT INFORMATION

The following are some other risks and information that should be considered before investing:

- Changing investment objectives and policies - The investment objective and certain investment policies of any Master Portfolio can be changed without interestholder approval. Other investment policies may be changed only with interestholder approval. The 80% Policy of certain Master Portfolios may be changed without shareholder approval by giving the shareholder at least 60 days notice. The 80% Policy of certain other Master Portfolios and other investment policies of any Portfolio may be changed only with shareholder approval.

- Holding other kinds of investments - The Master Portfolios may hold investments that aren't part of their principal investment strategies. Please refer to Part B for more information. The portfolio managers or management team can also choose not to invest in specific securities described in this Part A and in Part B.

- Investment in Columbia Money Market Funds - To seek to achieve a return on uninvested cash or for other reasons, the Master Portfolios may invest their assets in Columbia Money Market Funds. The Adviser and its affiliates are entitled to receive fees from the Columbia Money Market Funds for providing advisory and other services in addition to the fees which they are entitled to receive from the Master Portfolios for services provided directly. The Adviser may waive fees which it is entitled to receive from either the Columbia Money Market Funds or the Master Portfolios.

- Foreign investment risk - Master Portfolios that invest in foreign securities may be affected by changes in currency exchange rates and the costs of converting currencies; foreign government controls on foreign investment, repatriation of capital, and currency and exchange; foreign taxes; inadequate supervision and regulation of some foreign markets; difficulty selling some investments which may increase volatility; different settlement practices or delayed settlements in some markets; difficulty getting complete or accurate information about foreign companies; less strict accounting, auditing and financial reporting standards than those in the U.S.; political, economic or social instability; and difficulty enforcing legal rights outside the U.S. If a Master Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets.

- Investing defensively - A Master Portfolio may temporarily hold investments that are not part of its investment objective or its principal investment strategies to try to protect it during a market or economic downturn or because of political or other conditions. A Master Portfolio may not achieve its investment objective while it is investing defensively.

- Securities lending program - A Master Portfolio may lend portfolio securities to approved broker-dealers or other financial institutions on a fully collateralized basis in order to earn additional income. There may be delays in receiving additional collateral after the loan is made or in recovering the securities loaned. It is possible that some of the approved broker-dealers or other financial institutions involved in the loans may be affiliates of Bank of America, N.A. ("Bank of America").

- Bank of America and its affiliates - Bank of America and its affiliates currently provide services to some or all of the Master Portfolios, including investment advisory, investment sub-advisory, distribution, administration, sub-transfer agency and brokerage services, and are paid for providing these services. Bank of America and its affiliates also may, at times, provide other services and be compensated for them, including transfer agency, interfund lending and securities lending services, or make loans to the Master Portfolios. Finally, Bank of America or its affiliates may serve as counterparties in transactions with Columbia Funds where permitted by law or regulation, and may receive compensation in that capacity.

- Portfolio securities disclosure - A description of Columbia Funds' policies and procedures with respect to the disclosure of portfolio securities in available in the Master Portfolios' Part B and on the Columbia Funds' website. A complete list of each Stock and International Stock Master Portfolio's portfolio holdings for each calendar month will be available on the Columbia Funds website at www.columbiafunds.com under Fund Details, 30 calendar days following each month-end and will remain posted on the website for three months. In addition, a complete list of each Government & Corporate Bond Master Portfolio's portfolio holdings for each calendar quarter will be available on the Columbia Funds website at www.columbiafunds.com under Fund Details, 60 calendar days following each quarter-end and will remain posted on the website until the Master Portfolio files it next Form N-CSR or Form N-Q.

- Portfolio turnover - A Master Portfolio that replaces -- or turns over -- more than 100% of its investments in a year is considered to trade frequently. Frequent trading can result in larger allocations of short-term capital gains to interestholders. When distributed, these gains are taxable to shareholders as ordinary income, which generally are taxable to individual shareholders at higher rates than long-term capital gains. Frequent trading can also mean higher brokerage and other transaction costs, which could reduce the Master Portfolio's returns. The Master Portfolios generally buy securities for capital appreciation, investment income, or both, and don't engage in short-term trading.

ITEM 5: MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

INVESTMENT ADVISER

Banc of America Capital Management, LLC ("BACAP or the Adviser") is the investment adviser to each of the Master Portfolios, as well as to over 70 other mutual fund portfolios in the Columbia Funds Family ("Columbia Funds"). The Adviser is a registered investment adviser and a wholly-owned subsidiary of Bank of America. The Adviser has its principal offices at One Bank of America Plaza, 101 South Tryon Street, Charlotte, North Carolina 28255. On September 30, 2005 BACAP will change its name to Columbia Management Advisors, LLC. The Adviser is responsible for the overall management and supervision of the investment management of each of the Master Portfolios. Its management expertise covers all major domestic asset classes, including equity and fixed income securities, and money market instruments. Currently managing more than $185 billion, the Adviser acts as investment manager for individuals, corporations, private investment companies and financial institutions.

The table below tells you which asset management team or portfolio managers are responsible for making the day-to-day investment decisions for each Master Portfolio for which the Adviser has not engaged an investment sub-adviser. In addition, the table tells you the individual members that make up the teams. The professional biographies of the portfolio managers and team members follow the table. The Part B provides additional information about the compensation of the portfolio managers/team members, other accounts managed by the portfolio managers/team members and the portfolio managers'/team members' ownership of securities in the Master Portfolios.

        MASTER PORTFOLIO                TEAM/PORTFOLIO MANAGERS                   TEAM MEMBERS
        ----------------                -----------------------                   ------------
Columbia Intermediate Core Bond    Brian Drainville                   Not team managed
Master Portfolio

Columbia [Small Cap] Value II      Value Strategies Team              Jarl Ginsberg, Christian Stadlinger
Master Portfolio

Columbia Large Cap Core Master     Core Strategies Team               Brian Condon, Craig Leopold, George
Portfolio                                                             Maris, Robert McConnaughey, Colin
                                                                      Moore, Peter Santoro, Sean Wilson

Columbia Small Cap Growth Master   Small Cap Growth Strategies Team   Daniel Cole, Chris Pineno
Portfolio II

                                                              BUSINESS EXPERIENCE DURING PAST FIVE
  PORTFOLIO MANAGER      LENGTH OF SERVICE WITH PORTFOLIO                     YEARS
  -----------------    ------------------------------------   ------------------------------------
Daniel Cole            Columbia Small Cap Growth Master       Columbia Management - Portfolio
                       Portfolio II since September 2001      Manager since 2001
                                                              Neuberger Berman - Portfolio Manager
                                                              from 1999-2001

Brian Condon           Columbia Large Cap Core Master         Columbia Management - Portfolio
                       Portfolio since November 2004          Manager since 1999

Brian Drainville       Columbia Intermediate Core Bond        Columbia Management - Portfolio
                       Master Portfolio since November 2004   Manager since 1996

Jarl Ginsberg          Columbia Small Cap Value Master        Columbia Management - Portfolio
                       Portfolio II since 2003                Manager since 2003
                                                              Pilgrim, Baxter & Associates -
                                                              Research Analyst from 2002-2003
                                                              Blackrock Inc. - Co-Manager and
                                                              Analyst from 1998-2002

Craig Leopold          Columbia Large Cap Core Master         Columbia Management - Portfolio
                       Portfolio since June 2005              Manager since 2003
                                                              Rockefeller & Company - Portfolio
                                                              Manager from 2000-2003

George Maris           Columbia Large Cap Core Master         Columbia Management - Portfolio
                       Portfolio since June 2005              Manager since 2004
                                                              Putnam Investments  - Portfolio
                                                              Manager from 2000-2004

Robert McConnaughey    Columbia Large Cap Core Master         Columbia Management - Portfolio
                       Portfolio since June 2005              Manager since 2002
                                                              Citigroup Asset Management -
                                                              Associate Director of Research from
                                                              2000-2002

Colin Moore            Columbia Large Ca] Core Master         Columbia Management - Portfolio
                       Portfolio since July 2004              Manager since 2002
                                                              Putnam Investments  - Portfolio
                                                              Manager from 2000-2001

Chris Pineno           Columbia Small Cap Growth Master       Columbia Management - Portfolio
                       Portfolio II since January 1997        Manager since 1998

Peter Santoro          Columbia Large Cap Core Master         Columbia Management - Portfolio
                       Portfolio since June 2005              Manager since 2003
                                                              Rockefeller & Company - Portfolio
                                                              Manager from 2000-2003

Christian Stadlinger   Columbia Small Cap Value Master        Columbia Management - Portfolio
                       Portfolio II since 2002                Manager since 2002
                                                              Blackrock Inc. - Co-Manager and
                                                              Analyst from 1996-2002

Sean Wilson            Columbia Large Cap Core Master         Columbia Management - Portfolio
                       Portfolio since July 2004              Manager since 2003
                                                              Rockefeller & Company - Portfolio
                                                              Manager from 1995-2003

Columbia Funds pays the Adviser an annual fee for its investment advisory services. The fee is calculated as a percentage of the average daily net assets of each Master Portfolio and is paid monthly. The Adviser uses part of this money to pay investment sub-advisers for the services they provide to certain Master Portfolios.

The following chart shows the maximum advisory fees the Adviser can receive along with the actual advisory fees the Adviser and/or an affiliate received during the Master Portfolios' last fiscal year, after waivers and/or reimbursements. Certain Master Portfolios have a breakpoint schedule for their advisory fees.

                                                                 Maximum    Actual fee
                                                                advisory    paid last
                                                                   fee     fiscal year
                                                                --------   -----------
Columbia Intermediate Core Bond Master Portfolio                0.40%         0.40%
Columbia Multi-Advisor International Equity Master Portfolio    0.70%(1)      0.76%
Columbia International Value Master Portfolio                   0.85%         0.84%
Columbia Marsico Focused Equities Master Portfolio              0.75%         0.72%
Columbia Marsico Growth Master Portfolio                        0.75%         0.72%
Columbia Marsico 21st Century Master Portfolio                  0.75%         0.75%
Columbia Marsico International Opportunities Master Portfolio   0.80%         0.80%
Columbia High Income Master Portfolio                           0.55%         0.55%
Columbia Small Cap Value Master Portfolio II                    0.70%(1)      0.83%
Columbia Large Cap Core Master Portfolio                        0.60%(1)      0.62%
Columbia Small Cap Growth Master Portfolio II                   0.70%(1)      0.84%

INVESTMENT SUB-ADVISERS

Columbia Funds and the Adviser engage one or more investment sub-advisers for certain Master Portfolios to make day-to-day investment decisions for the Master Portfolios. The Adviser retains ultimate responsibility (subject to Board oversight) for overseeing the sub-advisers and evaluates the Master Portfolios' needs and available sub-advisers' skills and abilities on an ongoing basis. Based on its evaluations, the Adviser may at times recommend to the Board that a Master Portfolio:

     -    change, add or terminate one or more sub-advisers;

     - continue to retain a sub-adviser even though the sub-adviser's ownership or corporate structure has changed; or

     -    materially change a sub-advisory agreement with a sub-adviser.

Applicable law requires a Master Portfolio to obtain interestholder approval in order to act on most of these types of recommendations, even if the Board has approved the proposed action and believes that the action is in interestholders' best interests. The Adviser and the Master Portfolios have applied for relief from the SEC to permit the Master Portfolios to act on many of the Adviser's recommendations with approval only by the Board and not by Master Portfolio interestholders. The Adviser or a Master Portfolio would inform the Master Portfolio's interestholders of any actions taken in reliance on this relief. Until the Adviser and the Master Portfolios obtain the relief, each Master Portfolio will continue to submit these matters to interestholders for their approval to the extent required by applicable law.

Columbia Funds and the Adviser have engaged the following sub-advisers to provide day-to-day portfolio management for certain Master Portfolios. These sub-advisers function under the supervision of the Adviser and the Board of Columbia Funds.

Information about the sub-advisers and the portfolio managers and/or team members of the sub-advisers that are responsible for the day-to-day investment decisions for the Master Portfolios is provided below. The Part B provides additional information about the compensation of the portfolio managers/team members, other accounts managed by the portfolio managers/team members and the portfolio managers'/team members' ownership of securities in the Master Portfolios.

Marsico Capital Management, LLC ("Marsico Capital") with principal offices at 1200 17th Street, Suite 1300, Denver, Colorado 80202, is a co-investment sub-adviser to Columbia Multi-Advisor International Equity Master

----------
(1) This fee is the current maximum contract level, which has been reduced from the contract level that was in effect during a portion of the last fiscal year.

Portfolio and the investment sub-adviser for Columbia Marsico Focused Equities Master Portfolio, Columbia Marsico Growth Master Portfolio, Columbia Marsico 21st Century Master Portfolio and Columbia Marsico International Opportunities Master Portfolio. Marsico Capital was organized in September 1997 as a registered investment adviser and became a wholly owned indirect subsidiary of Bank of America in January 2001. Marsico Capital provides investment management services to other mutual funds and private accounts and, as of December 31, 2004, had approximately $44 billion under management. Thomas F. Marsico is the founder and Chief Executive Officer of Marsico Capital.

Thomas F. Marsico is the Chief Investment Officer of Marsico Capital, and manages the investment program of Columbia Marsico Focused Equities Master Portfolio and Columbia Marsico Growth Master Portfolio. Mr. Marsico has over 20 years of experience as a securities analyst and portfolio manager. Prior to forming Marsico Capital in 1997, Mr. Marsico served as the portfolio manager of the Janus Twenty Fund from January 31, 1988 through August 11, 1997 and served in the same capacity for the Janus Growth and Income Fund from May 31, 1991 (the Fund's inception date) through August 11, 1997.

Corydon J. Gilchrist, CFA is the portfolio manager of Columbia Marsico 21st Century Master Portfolio. Prior to joining Marsico Capital in May of 2000, Mr. Gilchrist spent four years as an international portfolio manager and analyst at Invista Capital Management, where he was on a committee that managed several international equity funds. He holds BBA and MBA degrees from the University of Iowa, and holds a CFA charter.

James G. Gendelman, is the portfolio manager of Columbia Marsico International Opportunities Master Portfolio and Marsico Capital's portion of Columbia Multi-Advisor International Equity Master Portfolio. Prior to joining Marsico Capital in May 2000, Mr. Gendelman spent thirteen years as a Vice President of International Sales for Goldman, Sachs & Co. He holds a Bachelor's degree in Accounting from Michigan State University and an MBA in Finance from the University of Chicago. Mr. Gendelman was a certified public accountant for Ernst & Young from 1983 to 1985.

Brandes Investment Partners, L.P. ("Brandes") with principal offices located at 11988 El Camino Real, Suite 500, San Diego, California 92130, is the investment sub-adviser to Columbia International Value Master Portfolio. Founded in 1974, Brandes is an investment advisory firm with 74 investment professionals. As of June 30, 2004, Brandes managed more than $85 billion in assets. Brandes uses a value-oriented approach to managing global investments, seeking to build wealth by buying high quality, undervalued stocks.

Brandes is the investment sub-adviser to Columbia Global Value Fund. Brandes' Large Cap Investment Committee is responsible for making the day-to-day investment decisions for Columbia International Value Master Portfolio.

                          LENGTH OF SERVICE       BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
NAME AND TITLE            WITH THE FUND           (ALL POSITIONS ARE AT BRANDES)
-----------------------   ---------------------   -----------------------------------------------
Glenn Carlson             Since the Master        CEO, 2004 - Present
Chief Executive Officer   Portfolio's inception   Co-CEO, 2002-2004
                                                  Managing Partner, 1996-2002

Brent Woods               Since the Master        Managing Director - Investments, 2002 - Present
Managing Director -
Investments               Portfolio's inception   Managing Partner, 1998-2002

William Pickering         Since the Master        Director - Investments, 1998-Present
Director -- Investments   Portfolio's inception

Amelia Morris             Since the Master        Senior Analyst, 1998 - Present
Senior Analyst            Portfolio's inception

Keith Colestock           Since the Master        Senior Research Analyst, 2001 - Present

Senior Research Analyst   Portfolio's inception   Portfolio Manager, 1996-2001

Causeway Capital Management LLC ("Causeway") with principal offices located at 111 Santa Monica Boulevard, Suite 1550, Los Angeles, California 90025, is a co-investment sub-adviser to Columbia Multi-Advisor International Equity Master Portfolio. Founded in June 2001, Causeway is a registered investment adviser and is majority-owned by its employees. As of June 30, 2004, Causeway had $8 billion in assets under management.

Causeway is one of the two investment sub-advisers to Columbia Multi-Advisor International Equity Master Portfolio. Causeway's portfolio management team is responsible for making the day-to-day investment decisions for its portion of the Master Portfolio. James Doyle, Jonathan Eng, Harry Hartford and Sara Ketterer are the members of the team. Information about certain team members follows.

James Doyle is a Director of Causeway Capital management and serves as a portfolio manager responsible for co-management of the portion of Columbia Multi-Advisor International Equity Fund, managed by Causeway Capital Management. He is responsible for investment research in global technology and autos/parts. Mr. Doyle has been with Causeway Management since 2001. Prior to joining the firm, Mr. Doyle worked for the Hotchkis and Wiley division of Merrill Lynch Investment Managers (MLIM) from 1997 to 2001. While employed at MLIM, he was a Vice President and head of investment in the investment research for the Honeywell International and Global Value team. Mr. Doyle has been in the investment community since 1993. Mr. Doyle has a BA in Economics from Northwestern University and an MBA in Finance from the Wharton School, University of Pennsylvania.

Jonathan Eng has been a portfolio manager for Causeway since 2002, and serves as a portfolio manager responsible for the co-manager of the portion of Columbia Multi-Advisor International Equity Fund, managed by Causeway Capital Management. From 2001 to 2002, Mr. Eng served as a senior research analyst at Causeway. He is responsible for investment research in global media and industrials at Causeway Capital Management.

Prior to joining the firm, from 1997 to 2001, Mr. Eng was an equity research associate for the Hotchkis and Wiley division of MLIM, spending the last nine months in the London office of MLIM. Mr. Eng has been in the investment community since 1992. Mr. Eng earned his bachelor's degree in History and Economics from Brandeis University and his MBA from the Anderson Graduate School of Management at UCLA.

Harry Hartford is the President of Causeway Capital Management and serves as portfolio manager responsible for the co-management of the portion of Columbia Multi-Advisor International Equity Fund, managed by Causeway Capital Management. Mr. Hartford has served as portfolio manager and President since 2001. He is responsible for investment research in global basic materials and banks. From 1996 to 2001, Mr. Hartford was a Managing Director for the Hotchkis and Wiley division of MLIM, and co-head of the International and Global Value Team. Mr. Hartford has been in the investment community since 1984. Mr. Hartford earned his bachelor's degree in Economics, with honors, from the University of Dublin Trinity College, and his MS in Economics from Oklahoma State University, and is a Phi Kappa Phi member.

Sarah Ketterer has been portfolio manager with Causeway Capital Management since 2001, and serves as Chief Executive Officer for the firm. Ms. Ketterer also serves as a portfolio manager responsible for the co-management of the portion of Columbia Multi-Advisor International Equity Fund, managed by Causeway Capital Management. She is responsible for investment research in global insurance and health care. From 1996 to 2001,Ms. Ketterer worked for the Hotchkis and Wiley division of MLIM. At MLIM, she was a Managing Director and co-head of the firm's HW International and Global Value Equity team. Ms. Ketterer and the HW international team were responsible for approximately $3.5 billion in international and global assets under management including the $1.1 billion Mercury HW International Value Fund. Ms. Ketterer has been in the investment community since 1986. Ms. Ketterer earned her bachelor's degree in Economics and Political Science from Stanford University and her MBA from the Amos Tuck School, Dartmouth College.

MacKay Shields LLC ("MacKay Shields") with principal offices at 9 West 57th Street, New York, New York 10019 serves as the investment sub-adviser for Columbia High Income Master Portfolio. Founded in 1938, MacKay

Shields is an independently-managed, wholly-owned subsidiary of New York Life Insurance Company. As of June 30, 2004, the firm's 86 investment professionals managed $37 billion in assets, including $15 billion in high yield assets.

MacKay Shields' High Yield Portfolio Management Team is responsible for making the day-to-day decisions for Columbia High Income Master Portfolio.

Donald E. Morgan, CFA is a Senior Managing Director and Co-Head of Fixed Income -- High Yield Division of MacKay Shields and is a Portfolio Manager/Research Analyst on the High Yield Portfolio Management Team. Mr. Morgan was promoted to Senior Managing Director in the third quarter of 2002, and promoted to Managing Director in the fourth quarter of 1998. Prior to joining MacKay Shields, Mr. Morgan was a High Yield Analyst with Fidelity Management & Research from June 1994 to May 1997. Mr. Morgan received a BS in Finance from New York University and became a holder of the Chartered Financial Analyst designation in 1998. Mr. Morgan has been in the investment management and research industry since 1994.

J. Matthew Philo, CFA is a Senior Managing Director of Mackay Shields and is a Portfolio Manager/Research Analyst on the High Yield Portfolio Management Team. Mr. Philo was promoted to Senior Managing Director in the fourth quarter of 2004 and promoted to Managing Director in the first quarter of 2000. Mr. Philo joined MacKay Shields in 1996 from Thorsell, Parker Partners Inc. where he was an analyst and portfolio manager focusing on mid-cap companies. He was previously with Moran Asset Management as an equity portfolio manager and analyst. Mr. Phlo became a holder of the Chartered Financial Analyst designation in 1993. He received a BA in Economics from the State University of New York at Albany and a MBA in Finance from the New York University. Mr. Philo has been in the investment management and research industry since 1984.

LEGAL MATTERS

On February 9, 2005, BACAP and BACAP Distributors LLC (an affiliated predecessor to the Distributor) entered into an Assurance of Discontinuance with the New York Attorney General (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the SEC (the "SEC Order"). A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005 and a copy of the SEC Order is available on the SEC's website. Under the terms of the NYAG Settlement and SEC Order, BACAP and BACAP Distributors, LLC have agreed, among other things, to pay disgorgement and civil money penalties, to undertake various remedial measures to ensure compliance with the federal securities laws related to certain mutual fund trading practices, to retain an independent consultant to review their applicable supervisory, compliance, control and other policies and procedures and to reduce management fees for five years. BACAP and BACAP Distributors, LLC are currently in the process of implementing the various terms of the NYAG Settlement and SEC Order.

In connection with the events that resulted in the NYAG Settlement and SEC Order, various parties have filed suit against Columbia Funds Trust, its Board of Trustees, Bank of America Corporation and certain of its affiliates, including BACAP and BACAP Distributors, LLC (collectively "BAC"). On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and other cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Columbia Funds Trust, the Trustees, BAC and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Columbia Funds Trust against BAC and others that asserts claims under the federal securities laws and state common law. Columbia Funds Trust is a nominal defendant in this action. The MDL is ongoing. Accordingly, an estimate of the financial impact of this litigations on any Fund, if any cannot currently be made.

Separately, a putative class action (Reinke v. Bank of America N.A., et al.) was filed against Columbia Funds Trust and others on December 16, 2004 in the United States District Court for the Eastern District of Missouri relating to the conversion of common trust funds and the investment of assets held in fiduciary accounts in the Funds.

Columbia Funds Trust has filed a motion to dismiss that is pending, and no discovery has been taken. At the present time, we can not predict what liability, if any, Columbia Funds Trust will have in this matter.

ITEM 6: SHAREHOLDER INFORMATION

PRICING OF FUND SHARES

The value of a Master Portfolio's shares is based on the total market value of all of the securities and other assets that it holds as of a specified time. The prices reported on stock exchanges and other securities markets around the world are usually used to value securities in a Master Portfolio. If a market price isn't readily available, we will base the price of the security on its fair value. A market price is considered not readily available if, among other circumstances, the most recent reported price is deemed unreliable. For example, securities which may be subject to fair valuation include, but are not limited to: (1) restricted securities for which a pricing service is unable to provide a market price; (2) securities whose trading has been formally suspended; (3) debt securities that have gone into default and for which there is no current market quotation; and (4) a security whose market price is not available from a pre-established pricing service. In addition, the Master Portfolio may fair value securities that trade on a foreign exchange because a significant event has occurred after the foreign exchange closes but before the time as of which a Master Portfolio's share price is calculated. Foreign exchanges typically close before the time as of which Fund shares prices are calculated, and may be closed altogether on some days a Fund is open. Such significant events affecting a foreign security may include, but are not limited to: (1) those impacting a single issuer; (2) governmental actions that affect securities in one sector or country; (3) natural disasters or armed conflicts affecting a country or region; or (4) significant domestic or foreign market fluctuations. We use various criteria, including an evaluation of U.S. market moves after the close of foreign markets, in determining whether a market price is readily available and, if not, what the security's fair value is.

Fair valuation may have the effect of reducing stale pricing arbitrage opportunities presented by the pricing of Master Portfolio shares. However, when a Master Portfolio uses fair value to price securities, it may value those securities higher or lower than another fund that uses market quotations to price the same securities. Columbia Funds has retained an independent fair value pricing service to assist in the fair valuation process for Master Portfolios that primarily invest in international securities. Because of the judgment involved in fair value decisions, there can be no assurance that the value ascribed to a particular security is accurate. We use the amortized cost method, which approximates market value, to value short-term investments maturing in 60 days or less. International markets are sometimes open on days when U.S. markets are closed, which means that the value of foreign securities owned by a Fund could change on days when Fund shares cannot be bought or sold.

All transactions are based on the price of a Master Portfolio's Beneficial Interests--or its net asset value per unit of Beneficial Interest. We calculate net asset value per unit of Beneficial Interest for each Master Portfolio at the end of each business day. First, we calculate the net asset value by determining the value of the Master Portfolio's assets and then subtracting its liabilities. Next, we divide this amount by the number of units of Beneficial Interest that investors are holding.

A business day is any day that the New York Stock Exchange ("NYSE") is open. A business day ends at the close of regular trading on the NYSE, usually at 4:00 p.m. Eastern time. If the NYSE closes early, the business day ends as of the time the NYSE closes. The NYSE is closed on weekends and on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

PURCHASE OF BENEFICIAL INTERESTS

Beneficial Interests in the Master Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Master Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

Columbia Management Distributors, Inc. ("Columbia Management Distributors" or "Placement Agent") with principal offices at One Financial Center, Boston, MA 02110 serves as the placement agent of the Trust. An account may be opened by contacting either the Trust or its authorized agents. There is no minimum initial or subsequent purchases amount with respect to any Master Portfolio of the Trust.

In addition to cash purchases of Beneficial Interests, if accepted by the Trust, investments in Beneficial Interests of a Master Portfolio may be made in exchange for securities which are eligible for purchase by the Master Portfolio and consistent with the Master Portfolio's investment objective and policies as described above in this Part A. All dividends, interest, subscription, or other rights pertaining to such securities will become the property of the Master Portfolio and must be delivered to the Master Portfolio by the investor upon receipt from the issuer.

Orders to buy, sell or exchange Beneficial Interests are processed on business days. Orders received by a Master Portfolio before the end of a business day will receive that day's net asset value per unit of Beneficial Interest. Orders received after the end of a business day will receive the next business day's net asset value per unit of Beneficial Interest. The business day that applies to your order is also called the trade date. A Master Portfolio may refuse any order for any reason. If this happens, we'll return any money we've received.

REDEMPTION OF BENEFICIAL INTERESTS

An investor may redeem/sell Beneficial Interests in any amount by sending a written request to the Trust or an authorized agent. Redemption requests must be made by a duly authorized representative of the investor and must specify the name of the Master Portfolio, the dollar amount to be redeemed and the investor's name and account number.

Redemption orders are processed at the net asset value of the Beneficial Interests next determined after receipt of the order in proper form by the Trust. The Master Portfolios will make payment for all Beneficial Interests redeemed after receipt of a request in proper form, except as provided by the 1940 Act or the rules of the SEC. The Master Portfolios impose no charge when Beneficial Interests are redeemed. The value of the Beneficial Interests redeemed may be more or less than the investor's cost, depending on the Master Portfolio's current net asset value.

The Trust will wire the proceeds of redemption in federal funds to the commercial bank specified by the investor, normally the next business day after receiving the redemption request and all necessary documents. Wire redemptions may be terminated or modified by the Trust at any time. An investor should contact its bank for information on any charges imposed by the bank in connection with the receipt of redemption proceeds by wire. During periods of substantial economic or market change, telephone wire redemptions may be difficult to implement.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

DISTRIBUTIONS:

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized gains and losses to its interestholders pro rata in accordance with their Beneficial Interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

A request for a distribution must be made in writing to Columbia Funds Master Investment Trust, c/o Columbia Management Advisors, Inc., One Financial Center, Boston, MA 02110.

TAXES:

The following discussion provides material federal income (and, only to a limited extent, foreign, state and local) tax information concerning an investment in a Master Portfolio. It is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations (the "Regulations"), judicial authority, and administrative rulings and practice, all as of the date of the Part B and all of which are subject to change, including changes with retroactive effect. An interestholder's tax treatment may vary depending upon his or her particular situation. Except as otherwise noted, an interestholder may be subject to special rules not discussed below if he or she is a certain kind of interestholder, including, but not limited to: a partnership for federal income tax purposes or an investor therein; an insurance company; a tax-exempt organization; a holder of Beneficial Interests through a tax-advantaged account, such as a 401(k) Plan Account or an Individual Retirement Account ("IRA"); a financial institution or broker-dealer; a person who is neither a citizen nor resident of the United States or entity that is not organized under the laws of the United States or political subdivision thereof; a holder of Beneficial Interests as part of a hedge, straddle or conversion transaction; a person that does not hold Beneficial Interests as a capital asset or an interestholder subject to the federal alternative minimum tax.

The Trust has not requested and will not request an advance ruling from the Internal Revenue Service (the "IRS") as to the federal income tax matters described below. The IRS could adopt positions contrary to that discussed below and such positions could be sustained. In addition, the foregoing discussion addresses only some of the income tax considerations generally affecting investments in the Master Portfolios. Prospective investors are urged to consult with their own tax advisors and financial planners as to the particular tax consequences to them of an investment in a Master Portfolio, including the applicability and effect of any state, local or foreign laws, and the effect of possible changes in applicable tax laws.

Regulated Investment Companies Investing in Master Portfolios. The Trust intends to operate each Master Portfolio in manner such that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

Classification of the Master Portfolios as Tax Partnerships. The federal income tax consequences discussed herein will apply to the Master Portfolios and interestholders only if the Master Portfolios are recognized and treated for federal income tax purposes as partnerships and not as associations taxable as corporations. Except in the case of the Columbia Multi-Advisor International Equity Master Portfolio, Columbia Marsico International Opportunities Master Portfolio, Columbia Marsico 21st Century Master Portfolio and Columbia Small Cap Value Master Portfolio II(the "Disregarded Portfolios"), each Master Portfolio, as a series of a Delaware business trust, will be treated as a partnership, and each interestholder will be treated as a partner of a partnership, for federal income tax purposes unless the Master Portfolio elects otherwise (which it does not intend to do) or unless the Master Portfolio is taxable as a corporation under the "publicly traded partnership" rules, discussed below. Currently, all Beneficial Interests in each Disregarded Portfolio are owned entirely by its corresponding "feeder" fund, and, accordingly, each Disregarded Portfolio is disregarded as an entity apart from its corresponding feeder fund for federal income tax purposes. Following the acquisition of Beneficial Interests in a Disregarded Portfolio by another holder, it will thereafter be treated as a partnership for such purposes in the same manner as the other Master Portfolios. The discussion below will only apply to a Disregarded Portfolio once its Beneficial Interests are acquired by another investor.

Under Section 7704 of the Code, a partnership that meets the definition of a "publicly traded partnership" may be taxable as a corporation. Furthermore, a regulated investment company investing in a partnership qualifying as a publicly traded partnership may not continue to so qualify. The Regulations provide that a partnership with no more than 100 partners (counting as partners certain indirect owners), all of whose interests were issued in transactions not registered under the 1933 Act, generally will not be classified as a publicly traded partnership. Each Master Portfolio will endeavor to have no more than 100 partners for this purpose, and, therefore, does not anticipate being treated as a publicly traded partnership.

Federal Income Tax Treatment of Partnerships. The Code does not treat partnerships as taxable entities but does require partnerships to file yearly information tax returns. The Master Portfolios will file these returns. Each Master Portfolio also will furnish a copy of IRS Schedule K-1 (Form 1065) each year to each of its interestholders following the close of each year. Each interestholder will be required to take into account in computing its federal income tax liability the interestholder's distributive share of the Master Portfolio's net long-term capital gain or loss, net short-term capital gain or loss, net ordinary income and deductions and credits (or item thereof) for any taxable year of the Master Portfolio ending with or within the interestholder's taxable year, without regard to the amount, if any, of cash distributions received from the Master Portfolio.

Each Master Portfolio intends to regularly distribute its net investment income and realized capital gains to its interestholders. However, a Master Portfolio also may invest in securities resulting in taxable income or gain to the Master Portfolio allocable to interestholders without corresponding current cash receipts to the Master Portfolio. In addition, certain elections will be made on behalf of a Master Portfolio for tax reporting purposes, which elections will be binding upon interestholders with respect to their allocations of taxable income and loss from the Master Portfolio.

Audit of Tax Returns; Partnership Anti-Abuse Regulations. The IRS is paying increased attention to the proper application of the tax laws to partnerships, which could result in increased audit activity. While the Master Portfolios were not formed to allow interestholders to avail themselves of losses or deductions that the Master Portfolios may generate, an audit of a Master Portfolio's information tax returns could precipitate audits of the income tax returns of interestholders. If the IRS successfully asserts a position to adjust any item of income, gain, deduction, loss or credit reported on a Master Portfolio's information returns, corresponding adjustments would be made to the income tax returns of interestholders. Any such audit might also result in IRS adjustments to items of non-Master Portfolio income or loss reported on an interestholder's tax return. If a tax deficiency is determined, the interestholder could also be liable for penalties and interest on such deficiency from the due date of the return. The Master Portfolios will not pay or reimburse an interestholder for any additional taxes, penalties and interest arising from an audit of a Master Portfolio's or the interestholder's tax returns.

In addition, certain Regulations have been issued to address certain "abusive" transactions involving partnerships. Under these Regulations, if a partnership is formed or availed of in connection with a transaction with a principal purpose of substantially reducing the present value of the interestholders' aggregate federal tax liability in a manner that is inconsistent with the intent of the partnership provisions of the Code, the IRS has the authority to recast the transaction so as to preclude the tax benefits sought. The Regulations state that the partnership provisions are not intended to permit taxpayers to "structure transactions using partnerships to achieve tax results that are inconsistent with the underlying economic arrangements of the parties or the substance of the transactions" or to use partnerships to "avoid the purposes of other provisions of the Code." The Trust does not believe that these Regulations will apply to the Master Portfolios or the interestholders; however, no assurance can be given to this effect.

Under recently enacted legislation and promulgated Regulations (together, the "Disclosure Provisions"), if a Master Portfolio engages in a "reportable transaction" defined in the Disclosure Provisions, the Master Portfolio, and/or its interestholders and its "material advisors" are required to specially report the transaction to the IRS. Because the Disclosure Provisions have been so recently issued and because their application to pass-through entities, such as the Master Portfolios, is complex, certain issues concerning their interpretation remain unclear at the present time.

The purpose of the Disclosure Provisions is to provide the IRS with information needed to evaluate potentially abusive transactions. The Disclosure Provisions could potentially impact the Master Portfolios and/or their interestholders with respect to their federal income tax returns. If applicable, these disclosures would be made on IRS Form 8886 filed with a Master Portfolio's or an interestholder's annual tax return and with the IRS Office of Tax Shelter Analysis.

In general, the Disclosure Provisions require that certain disclosures be made if a taxpayer participates in a "reportable transaction." The term "transaction" includes all of the factual elements relevant to the expected tax treatment of any investment, entity, plan or arrangement, and includes any series of steps carried out as part of a plan. A transaction may be reportable for any of several alternative reasons including, among others, that (i) the transaction results in losses exceeding specified threshold amounts, (ii) the transaction results in book-tax differences exceeding specified threshold amounts, and (iii) the transaction is a confidential transaction. In general, if a Master Portfolio is owned 95% or more by one or more regulated investment companies, however, it is not subject to the disclosure requirements of the Disclosure Provisions, unless it is also engaged in a "listed transaction." A "listed transaction" is a transaction that is the same as or substantially similar to the types of transactions that the IRS has determined to be a tax avoidance transaction and has identified by notice, regulation, or other form of published guidance. If a transaction is a reportable transaction, that fact does not affect the legal determination of whether the taxpayer's tax treatment of the transaction is proper. The IRS contemplates that further guidance relating to the Disclosure Provisions will be issued from time to time.

Under the Disclosure Provisions, certain persons who may be considered to be "material advisors" with respect to the offering of Beneficial Interests may also be required to maintain lists of interestholders, certain identifying information relating to the interestholders and their Beneficial Interests and certain other information, and may be required to furnish such lists to the IRS upon request.

The Master Portfolios intend to comply with the Final Regulations. No assurance can be given that a Master Portfolio or an interestholder will not be required to specially disclose transactions entered into by the Master Portfolio.

Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Code, is required to register with the IRS. Regulations issued under Section 6111 define a "tax shelter" as an investment in connection with which an investor can reasonably infer from the representations made that the "tax shelter ratio" may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The "tax shelter ratio" is generally determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor's capital contributions. The Master Portfolios are not intended to constitute a "tax shelter," as so defined, and, therefore, the Trust does not intend to register the Master Portfolios with the IRS. However, no assurance can be given the Master Portfolios will not be so treated.

Partnership Audit Procedures. Generally, the Code requires each partner in a partnership to treat partnership items in an interestholder's return consistently with the treatment given such items by the partnership. In the case of any proposed adjustment of a partnership item by the IRS, the proper tax treatment generally will be determined at the partnership level in a unified partnership proceeding conducted by the "tax matters partner," rather than in separate proceedings with the interestholders. Generally, each Master Portfolio's corresponding "feeder" fund is its tax matters partner.

In general, the tax matters partner is treated by the IRS as a partnership's primary representative and has the power to bind the partnership and its partners in certain circumstances. While the tax matters partner must keep each partner informed of all administrative and judicial partnership proceedings, and while all partners are entitled to participate in administrative and judicial proceedings, the tax matters partner generally has the authority to extend the statute of limitations for assessment of a deficiency with respect to partnership tax items on behalf of all partners and has the authority to bind partners who are not "notice partners" or part of a "notice group" to a settlement agreement unless such partners file statements revoking such authority. With respect to a partnership with fewer than 100 partners, all partners are notice partners. Notice partners are not bound by a settlement entered into by the tax matters partner with the IRS. As a practical matter, however, the tax matters partner will exercise substantial control over the conduct and outcome of any audit proceeding involving the Master Portfolio. The expenses of any such audit proceeding, including a judicial proceeding, will be borne by the Master Portfolio. These expenses could be substantial, regardless of the outcome of the proceeding.

Profit and Loss Allocations. In general, profits and losses of a Master Portfolio will be allocated among the interestholders pro rata in accordance with their Beneficial Interests. However, unrealized income and losses may be allocated prior to the year in which they are recognized for federal income tax purposes. Accordingly, there may be a mismatch in the timing of income and loss recognition for tax purposes with the economic realization of income and loss, such as a distribution of profits by a Master Portfolio to interestholders.

Under Section 704(b) of the Code, an interestholder's distributive share of income, gain, loss, deduction or credit is to be determined by the partnership agreement if the allocation to the partner thereunder has "substantial economic effect." If an allocation to an interestholder does not have substantial economic effect, such partner's distributive share of income or loss for tax purposes will be determined in accordance with such partner's interest in the partnership, taking into account all facts and circumstances. The Trust believes that allocations by the Master Portfolios under the Trust's Declaration of Trust have "substantial economic effect." In this connection, however, allocations of income and loss shall be made to the interestholders in certain circumstances in a different manner than described above. Specifically, the Trust's Declaration of Trust provides for certain "Regulatory Allocations" of Master Portfolio income, gain, loss and deduction to be made among the interestholders and such Regulatory Allocations preempt all other allocations to be made by a Master Portfolio. Although the Regulatory Allocations will be allocated among interestholders in a different manner than described above, the Trust's Declaration of Trust provides that allocations of Master Portfolio income, gain, loss and deduction following a Regulatory Allocation are to made in a manner to offset the impact of the Regulatory Allocation. No assurance can be given, however, that sufficient items will be available to fully offset the impact of any Regulatory Allocations.

In addition, in order for a Master Portfolio's allocations to have "substantial economic effect," distributions in liquidation of the Master Portfolio must be made to interestholders in accordance with their positive Capital Account balances. A Capital Account of an interestholder generally equals (a) capital contributions made to the corresponding Master Portfolio by the interestholder and any income and gains (including, where appropriate, unrealized income and gains) allocated by the Master Portfolio to the interestholder, less (b) the amount of cash and the fair market value of any assets distributed to the interestholder and any expenses or losses (including, where appropriate, unrealized expenses and losses) allocated by the Master Portfolio to the interestholder. Although the Master Portfolio normally will be operated in such a manner such that an interestholder's Capital Account balance will equal the net asset value of its Beneficial Interests at the time of redemption or liquidation of the Beneficial Interests, no assurance can be given that, upon the liquidation of the Master Portfolio or redemption of Beneficial Interests, an interestholder's Capital Account balance will equal the net asset value of its Beneficial Interests.

In order to satisfy the substantial economic effect requirement, the Trust's Declaration of Trust also provides for the allocation of a Master Portfolio's unrealized gain or loss in respect of its assets to the interestholders at certain intervals. Pursuant to such allocations, a Master Portfolio's assets will be revalued to fair market value ("book value"), resulting in a difference between the book value of the assets and their adjusted tax basis a ("book/tax disparity"), discussed further below. Such allocations may affect the ultimate amount realized by interestholders on their investment in the Master Portfolio, depending upon their admission date into the Master Portfolio.

In general, allocations of taxable income and loss to interestholders will equal allocations of a Master Portfolio's "book" income and losses to them, that is, allocations of income and losses which ultimately effect the interestholders' proportionate shares in the Master Portfolio's income and assets. However, allocations of gain or loss with respect to assets that have been revalued to book value shall, solely for federal income tax purposes, take into account the book/tax disparity in a manner consistent with the provisions of Section 704(c) of the Code and Regulations. Although such provisions could accelerate or defer the recognition of taxable income or loss by interestholders, over time, an interestholder's taxable gain or loss with respect to his or her investment in a Master Portfolio should equal the "book" gain or loss allocated to it. Prospective investors should be aware that the rules regarding allocations of income, gain, loss or deduction with respect to assets with book/tax disparities are complex. Accordingly, potential investors are urged to consult with their own tax advisors regarding the impact to them of Section 704(c) of the Code and Regulations promulgated thereunder.

Distributions and Tax Basis. As discussed above, an interestholder will be taxed on its share of the taxable income of the Master Portfolio, whether or not any cash or property is distributed to it. A cash distribution of Master Portfolio profits normally should not result in further taxable income to an interestholder, unless the distribution exceeds the interestholder's adjusted tax basis in its Beneficial Interests.

Generally, the initial tax basis of an interestholder's Beneficial Interests for federal income tax purposes will be the sum of the interestholder's cash investment in the Master Portfolio and the tax basis of any property contributed to the Master Portfolio. Following the acquisition of Beneficial Interests, the interestholder's tax basis in the Beneficial Interests will be increased by the interestholder's share of Master Portfolio taxable income and by any additional cash contributions made by the interestholder to the Master Portfolio and will be reduced (but not below zero) by the interestholder's share of Master Portfolio cash distributions and losses. An interestholder generally may deduct its share of Master Portfolio losses only to the extent that such losses do not exceed the tax basis in the interestholder's Beneficial Interests. Losses in excess of tax basis may be carried over until tax basis is increased above zero. Although tax basis also includes an interestholder's share of Master Portfolio liabilities as determined under the

Code and Regulations, interestholders should not expect to share in any of the Master Portfolio's liabilities for this purpose.

Any cash distributed in excess of an interestholder's adjusted tax basis in his or her Beneficial Interests generally will be taxed as capital gain, and long-term capital gain if the interestholder has held its Beneficial Interests for more than one year at the time of distribution. See "--Tax Rates; Capital Gains and Losses" below.

Under certain circumstances, a Master Portfolio may distribute portfolio securities to interestholders. Generally, no gain or loss will be recognized by an interestholder on the distribution or until such time as the interestholder sells the securities. With respect to a distribution of securities other than upon a liquidation of all of the interestholder's Beneficial Interests, the interestholder's tax basis in the distributed securities will be the lesser of the Master Portfolio's tax basis in the securities or the interestholder's tax basis in its Beneficial Interests. With respect to a distribution of securities upon the liquidation of all of the interestholder's Beneficial Interests, the interestholder's tax basis in distributed securities generally will be the same as the interestholder's tax basis in its Beneficial Interests. In the event that the securities of more than one portfolio company (or different classes of securities of a portfolio company) are distributed to an interestholder, complex rules apply to the interestholder's determination of its tax basis in the distributed securities.

In general, an interestholder receiving distributed securities will recognize gain or loss on the sale of the securities equal to the difference between the amount realized on the sale and the interestholder's tax basis in the securities as determined above. If the interestholder holds the distributed securities as a capital asset, gain or loss on the sale of the securities ordinarily will be capital gain or loss. For purposes of determining whether a capital gain or loss on an interestholder's sale of distributed securities may be treated as long-term capital gain or loss, the interestholder generally will add the corresponding Master Portfolio's holding period to the interestholder's holding period with respect to the securities.

Unless an interestholder receives cash from a Master Portfolio in excess of the interestholder's tax basis in its Beneficial Interests, the interestholder generally will not recognize gain or loss on receipt of property from the Master Portfolio. Under Section 751(b) of the Code, however, if a partner does not receive its proportionate share of the partnership's "Section 751 property" in exchange for all or a portion of its interest in the partnership, the partner (or other partners) may be taxed on the exchange in an otherwise tax-free transaction. There are two types of Section 751 property: "unrealized receivables" and "inventory items," both of which are specially defined for such purposes. Unrealized receivables include, among other things, the portion of property subject to depreciation recapture. Inventory items may include any property that will generate ordinary income or loss upon its disposition. No assurance can be given that Section 751(b) of the Code will not apply to a distribution in exchange for all or a portion of an interestholder's Beneficial Interests.

Taxation of Master Portfolio Investments. In general, if a Master Portfolio realizes gains or losses on the sale of portfolio securities, such gains or losses will be capital gains or losses, and long-term capital gains or losses if the Master Portfolio has held the disposed securities for more than one year at the time of disposition.

If a Master Portfolio purchases a debt obligation with original issue discount, generally at a price less than its principal amount ("OID") such as a zero-coupon bond, the Master Portfolio may be required to annually include in its taxable income a portion of the OID as ordinary income, even though the Master Portfolio will not receive cash payments for such discount until maturity or disposition of the obligation. A portion of the OID includible in income with respect to certain high-yield corporate debt securities may be treated as a dividend for federal income tax purposes. Gains recognized on the disposition of a debt obligation (including a municipal obligation) purchased by a Master Portfolio at a market discount, generally at a price less than its principal amount, generally will be treated as ordinary income to the extent of the portion of market discount which accrued, but was not previously recognized pursuant to an available election, during the term that the Master Portfolio held the debt obligation. A Master Portfolio generally will realize OID on debt securities that is currently includible in income, even though the cash representing such income may not have been received by the Master Portfolio.

If an option granted by a Master Portfolio lapses or is terminated through a closing transaction, such as a repurchase by the Master Portfolio of the option from its holder, the Master Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Master Portfolio in the closing transaction. Some capital losses may be deferred if they result from a position that is part of a "straddle," discussed below. If securities are sold by a Master Portfolio pursuant to the exercise of a call option granted by it, the Master Portfolio will add the premium received to the sale price of the securities delivered in determining the amount of gain or loss on the sale. If securities are purchased by a Master Portfolio pursuant to the exercise of a put option written by it, the Master Portfolio will subtract the premium received from its cost basis in the securities purchased.

Some regulated futures contracts, certain foreign currency contracts, and non-equity, listed options used by a Master Portfolio will be deemed "Section 1256 contracts." A Master Portfolio will be required to "mark to market" any such contracts held at the end of the taxable year by treating them as if they had been sold on the last day of that year at market value. Sixty percent of any net gain or loss realized on all dispositions of Section 1256 contracts, including deemed dispositions under the "mark-to-market" rule, generally will be treated as long-term capital gain or loss, and the remaining 40% will be treated as short-term capital gain or loss. Transactions that qualify as designated hedges are excepted from the mark-to-market rule and the "60%/40%" rule.

Foreign exchange gains and losses realized by a Master Portfolio in connection with certain transactions involving foreign currency-denominated debt securities, certain options and futures contracts relating to foreign currency, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income and losses and may affect the amount and timing of recognition of the Master Portfolio's income. Under future Treasury Regulations, any such transactions that are not directly related to a Master Portfolio's investments in stock or securities (or its options contracts or futures contracts with respect to stock or securities) may have to be limited in order to enable the Master Portfolio to continue to pass-through qualifying income to interestholders that are regulated investment companies.

Offsetting positions held by a Master Portfolio involving certain financial forward, futures or options contracts may be considered, for federal income tax purposes, to constitute "straddles." "Straddles" are defined to include "offsetting positions" in actively traded personal property. The tax treatment of "straddles" is governed by Section 1092 of the Code which, in certain circumstances, overrides or modifies the provisions of Section 1256. If a Master Portfolio is treated as entering into "straddles" by engaging in certain financial forward, futures or option contracts, such straddles could be characterized as "mixed straddles" if the futures, forward, or option contracts comprising a part of such straddles are governed by Section 1256 of the Code, described above. A Master Portfolio may make one or more elections with respect to "mixed straddles." Depending upon which election is made, if any, the results with respect to a Master Portfolio may differ. Generally, to the extent the straddle rules apply to positions established by a Master Portfolio, losses realized by the Master Portfolio may be deferred to the extent of unrealized gain in any offsetting positions. Moreover, as a result of the straddle and the conversion transaction rules, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gain may be characterized as short-term capital gain or ordinary income. Further, a Master Portfolio may be required to capitalize, rather than deduct currently, any interest expense on indebtedness incurred or continued to purchase or carry any positions that are part of a straddle. Because the application of the straddle rules may affect the character of gains and losses, defer losses, and/or accelerate the recognition of gains or losses from affected straddle positions, the amount which must be allocated to interestholders, and which will be taxed to interestholders as ordinary income of long-term capital gain, may be increased or decreased substantially as compared to if a Master Portfolio had not engaged in such transactions.

If a Master Portfolio enters into a "constructive sale" of any appreciated financial position in stock, a partnership interest, or certain debt instruments, the Master Portfolio will be treated as if it had sold and immediately repurchased the property and must recognize gain (but not loss) with respect to that position. A constructive sale occurs when a Master Portfolio enters into one of the following transactions with respect to the same or substantially identical property: (i) a short sale; (ii) an offsetting notional principal contract; (iii) a futures or forward contract, or (iv) other transactions identified in future Treasury Regulations. The character of the gain from constructive sales will depend upon a Master Portfolio's holding period in the property. Losses from a constructive sale of property


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
will be recognized when the property is subsequently disposed of. The character of such losses will depend upon a Master Portfolio's holding period in the property and the application of various loss deferral provisions in the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of a Master Portfolio's taxable year and the Master Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed.

The amount of long-term capital gain a Master Portfolio may recognize from derivative transactions is limited with respect to certain pass-through entities. The amount of long-term capital gain is limited to the amount of such gain a Master Portfolio would have had if the Master Portfolio directly invested in the pass-through entity during the term of the derivative contract. Any gain in excess of this amount is treated as ordinary income. An interest charge is imposed on the amount of gain that is treated as ordinary income.

"Passive foreign investment corporations" ("PFICs") are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If a Master Portfolio acquires any equity interest (which generally includes not only stock but also an option to acquire stock such as is inherent in a convertible bond under proposed Treasury Regulations) in a PFIC, its interestholders could be subject to federal income tax and IRS interest charges on "excess distributions" received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections require a Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolios may limit and/or manage their holdings in PFICs to minimize their tax liability or maximize their returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, a Master Portfolio may incur the tax and interest charges described above in some instances.

Rules governing the federal income tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while each Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in this area. Certain requirements that must be met under the Code in order for a regulated investment company, which invests in a Master Portfolio, to maintain its status under the Code may limit the extent to which the Master Portfolio will be able to engage in swap agreements.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolios may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolios without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant noncash income, such noncash income could be recognized by the Master Portfolios, in which case the Master Portfolios may distribute cash derived from other sources in order for regulated investment companies investing the Master Portfolios to maintain their status under the Code. In this regard, the Master Portfolios could be required at times to liquidate investments prematurely in order to satisfy their minimum distribution requirements.

Foreign Tax Credits. A Master Portfolio may be subject to foreign income tax withholding and other foreign taxes attributable to income realized from its investments in foreign portfolio companies. In general, foreign income tax paid by the Master Portfolio will be allocated to the interestholders pro rata in accordance with their Beneficial Interests. The amount of foreign income tax withholding and other foreign income taxes paid by a Master Portfolio and allocated to an interestholder generally may be claimed as a credit against such interestholder's federal income tax liability, subject to certain limitations and qualifications, or a deduction by such interestholder when determining such interestholder's federal taxable income. An individual with $300 or less of creditable foreign income taxes generally is exempt from foreign source income and certain other limitations imposed by the Code on claiming a credit for such taxes. The $300 amount is increased to $600 for joint filers.

Taxable Disposition of Beneficial Interests. In general, on a sale or other taxable disposition of all of an interestholder's Beneficial Interests, the interestholder will recognize gain or loss equal to the difference between the amount realized on the disposition and the adjusted tax basis for such interestholder's Beneficial Interests. The gain or loss resulting from the sale or other taxable disposition generally will be treated as long-term capital gain or loss if the Beneficial Interests have been held for more than one year at the time of disposition. However, to the extent the Master Portfolio has "unrealized receivables" or "inventory items" (both as specially defined in the Code), an interestholder may recognize ordinary income on the disposition of all or a portion of its Beneficial Interests, even if it held such Beneficial Interests as a capital asset. The Master Portfolios do not expect that they will have material "unrealized receivables" or "inventory items."

No Code Section 754 Election. Although a Master Portfolio may make an election under Section 754 of the Code to adjust the basis of its assets upon the transfer or redemption of Beneficial Interests, it is not required to do so under the Trust's Declaration of Trust. The failure to make such an election generally may result in a transferee of Beneficial Interests and the remaining interestholders (following a redemption) to recognize more taxable income on the disposition of the Master Portfolio's assets. Once a Code Section 754 election is made by a Master Portfolio, it generally cannot be revoked. Moreover, under recently enacted legislation, if the assets of the Master Portfolio have decreased in value, the Master Portfolio generally would be required to reduce the tax basis in its assets upon the transfer or exchange of Beneficial Interests.

At-Risk Limitations. Individuals and closely-held corporations are subject to the at-risk limitations contained in Code Section 465. Under these rules, an interestholder would not be permitted to include losses allocated by the corresponding Master Portfolio to the extent such losses exceeded the amount such interestholder was considered to have "at risk" in the Master Portfolio. For this purpose, the interestholder's at-risk amount would initially equal the sum of the amount of cash and the tax basis of portfolio securities contributed to the Master Portfolio. The at-risk amount would be increased by any taxable income allocated to such interestholder and would be decreased by any losses allocated to the interestholder and by any distributions to the interestholder. Any losses disallowed by reason of the at-risk limitation may be carried forward until such time, if ever, that sufficient at-risk amounts exist.

Organization and Syndication Expenses. Amounts paid or incurred to organize an entity, such as all or a portion of the expenses incurred by a Master Portfolio for its formation and organization, generally may, at the election of the Master Portfolio, be treated as deferred expenses that are allowed as a deduction ratably over a period of not less than 180 months. The Master Portfolios intend to make such an election. Syndication costs incurred by a Master Portfolio generally are non-deductible, capitalized expenditures of the Master Portfolio.

Certain Deductibility Limitations. Expenses incurred in producing income, including investment advisory and asset management fees are deductible by individual taxpayers only to the extent that they exceed (when aggregated with other such expenses, unreimbursed employee business expenses and certain other expenses) 2% of the taxpayer's adjusted gross income. Moreover, even those expenses in excess of the 2% floor will constitute itemized deductions (and therefore only available to those taxpayers who itemize) subject to reduction by 3% of the amount of an individual taxpayer's adjusted gross income over an inflation-adjusted amount. An individual interestholder will be subject to these limitations on his or her share of Master Portfolio's expenses, including the management fees incurred by a Master Portfolio.

Tax Rates; Capital Gains and Losses. As of the printing of this Part A, the maximum stated individual federal income tax rate applicable to (i) ordinary income generally is 35%; (ii) net capital gain realized prior to May 6, 2003 generally is 20%; and (iii) net capital gain realized on or after May 6, 2003 generally is 15%. The date on which the Master Portfolio sells or exchanges a security is the date used in determining whether any net capital gain from such sale or exchange allocable to interestholders will qualify for the pre-May 6 or post-May 5 net capital gain federal income tax rate.


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
Current federal income tax law also provides for a maximum individual federal income tax rate applicable to "qualified dividend income" of 15%. In general, "qualified dividend income" is income attributable to dividends received from certain domestic and foreign corporations on or after January 1, 2003, as long as certain holding period requirements are met. For this purpose, a regulated investment company investing in a Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio. (Only dividends from direct investments will qualify. Payments received by a Master Portfolio from securities lending, repurchase and other derivative transactions ordinarily will not.)

The maximum stated corporate federal income tax rate applicable to ordinary income and net capital gains is 35%. Actual marginal tax rates may be higher for some shareholders, for example, through reductions in deductions. Naturally, the amount of tax payable by any taxpayer will be affected by a combination of tax laws covering, for example, deductions, credits, deferrals, exemptions, sources of income and other matters. Federal income tax rates are set to increase in future years under various "sunset" provisions of laws enacted in 2001 and 2004.

Individuals are allowed to use capital losses to offset in full capital gains. To the extent that capital losses exceed capital gains in a taxable year, individuals are also allowed to deduct such excess capital losses against a maximum of $3,000 of ordinary income. Any capital losses not utilized in a taxable year may be carried forward indefinitely by individuals. Corporations are allowed to use capital losses to offset in full capital gains but are not allowed to offset ordinary income. Corporations generally can carry capital losses back three years and forward five years. Special rules apply to regulated investment companies with respect to capital loss carryovers.

Unrelated Business Taxable Income. Beneficial Interests may be acquired by entities that generally are exempt from federal income tax under the Code ("Tax-Exempt Entities"). A Tax-Exempt Entity that is an interestholder will be required to report as taxable income its pro rata share of any portion of a Master Portfolio's income that is "unrelated business taxable income" to the Tax-Exempt Entity. Unrelated business taxable income generally is defined as the gross income from any trade or business unrelated to the tax-exempt business of the entity. Unrelated business taxable income also includes income derived from "debt financed property." In general, debt financed property includes any property, such as a portfolio security, acquired in whole or in part with indebtedness. However, unrelated business taxable income generally does not include income and gains realized by a Tax-Exempt Entity directly or through a partnership for federal income tax purposes (such as a Master Portfolio) attributable to investments in corporate stock and securities, unless the stock and securities are "debt financed." If and to the extent that the unrelated business taxable income, from all sources, of an interestholder that is a Tax-Exempt Entity, less its allocable share of deductions directly connected with carrying on any such trade or business, exceeds $1,000 in any year, such interestholder would incur tax liability with respect to the excess as unrelated business taxable income at tax rates that would be applicable if such organization were not otherwise exempt from taxation.

Although Beneficial Interests in the Master Portfolios may be offered to Tax-Exempt Entities, the Master Portfolios do not intend to take any precautions that might limit their realization of unrelated business taxable income allocable to Tax-Exempt Entities. Accordingly, prospective interestholders that are tax-exempt should anticipate that a substantial portion of their income from a Master Portfolio will be treated as unrelated business taxable income. Furthermore, if a Tax-Exempt Entity uses borrowed funds to acquire Beneficial Interests, all or a portion of its income from the Master Portfolio could be treated as unrelated business taxable income, depending on the amount borrowed.

Tax-Exempt Entities are urged to consult with their own tax advisors as to the potential impact to them of the unrelated business taxable income rules as applied to their investment in a Master Portfolio.

Withholding Taxes. The Master Portfolio may be subject to withholding taxes, such as foreign withholding taxes, and may be required to withhold on distributions or allocations of Master Portfolio income and gains to interestholders. In general, any withholding tax obligation incurred by the Master Portfolio attributable to an interestholder shall be treated as a cash distribution to such interestholder, thereby reducing such interestholder's right to other cash distributions.

Certain Federal Income Tax Consequences with Respect to Non-U.S. Interestholders. The discussion above generally applies to an interestholder who or that is: (a) a citizen or resident of the United States, (b) a corporation created or organized in the United States or under the laws of the United States or of any state, (c) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more "U.S. persons," as defined in the Code, have the authority to control all substantial decisions of the trust (a "U.S. interestholder"). The federal income tax treatment applicable to an interestholder who or that is not a U.S. interestholder (a "Non-U.S. interestholder") generally is discussed below. The following discussion does not apply to a Non-U.S. interestholder separately engaged in a trade or business in the United States (or a Non-U.S. interestholder with a "permanent establishment" in the United States for purposes of an applicable treaty). Moreover, the potential applicability of an income tax treaty and the internal tax rules of a Non-U.S. interestholder's home country must also be considered in determining the advisability and tax consequence of an investment in a Master Portfolio. Accordingly, each potential Non-U.S. interestholder is urged to consult with its own tax advisors concerning the federal, state and local and foreign tax treatment of an investment in a Master Portfolio.

A significant portion of the income realized by a Master Portfolio and allocable to a Non-U.S. interestholder may be attributable to U.S. sources. To the extent such income is attributable to dividends on stock and interest on obligations of U.S. companies, such income in the hands of a Non-U.S. interestholder generally will be subject to a withholding tax at a flat rate of 30% or a lower treaty rate, if an income tax treaty applies, provided a Master Portfolio obtains a properly completed and signed certificate of foreign status. This tax generally is not refundable. If certain requirements are met, interest on obligation of U.S. companies may qualify as "portfolio interest," which generally is exempt from federal income tax withholding. In general, capital gain allocable by the Master Portfolio to a Non-U.S. interestholder or realized by the Non-U.S. interestholder on the disposition of all or a portion of its Beneficial Interest will not be subject to federal income tax, withholding or otherwise, provided a Master Portfolio obtains a properly completed and signed certificate of foreign status, unless: (i) the gains or losses are effectively connected with a U.S. trade or business (or, if an income tax treaty applies, is attributable to a permanent establishment) of the Non-U.S. interestholder, or (ii) in the case of an individual Non-U.S. interestholder, the interestholder is present in the U.S. for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met. If the capital gains or losses are effectively connected with a U.S. trade or business or are attributable to a U.S. permanent establishment of the Non-U.S. interestholder pursuant to an income tax treaty, the reporting and withholding requirements applicable to U.S. persons generally applies. If the capital gains and losses are not effectively connected for this purpose, but the Non-U.S. interestholder exceeds the 183 day limitation, the gains will be subject to a withholding tax at a flat rate of 30% or the lower treaty rate, if an income tax treaty applies.

If a Master Portfolio invests in a partnership for U.S. federal income tax purposes that operates a U.S. trade or business, a Non-U.S. interestholder generally will be deemed to be engaged in a U.S. trade or business (or have a "permanent establishment" in the United States for purposes of an applicable treaty) by virtue of its investment in a Master Portfolio. Although Beneficial Interests in the Master Portfolios may be offered to prospective Non-U.S. persons, the Master Portfolios do not intend to take any precautions in this regard. Accordingly, prospective Non-U.S. interestholders should anticipate that they will be deemed to be engaged in a U.S. trade or business (or have a "permanent establishment" in the United States for purposes of an applicable treaty) if they invest in a Master Portfolio.

Certain Foreign Income Tax Considerations. A Master Portfolio may be subject to significant withholding and other taxes imposed by (and interestholders might be subject to taxation and reporting requirements in) foreign jurisdictions with respect to investments by the Master Portfolio in portfolio companies. It is possible that tax conventions might reduce or eliminate certain of such taxes. Upon advice and with the assistance of the Trust's counsel and accountants, the Master Portfolio will attempt to structure its investments in a manner which minimizes the adverse impact of such foreign taxes to the Master Portfolio and interestholders. However, no assurance can be given that interestholders will not be subject (directly or indirectly) to significant foreign taxation as a result of their investments in a Master Portfolio.

Certain State and Local Tax Considerations. In addition to the federal income and foreign tax consequences described herein, prospective investors should consider potential state and local tax consequences of an investment in a Master Portfolio. State and local tax laws often differ from federal income tax law with respect to the treatment of specific items of income, gain, loss or deduction. State and local tax laws may subject an interestholder's distributive share of the taxable income or loss of a Master Portfolio to tax in any jurisdiction in which the Master Portfolio is viewed as conducting activities or deriving income, and interestholders may be subject to state withholding tax and return filing obligations in such states. Individual interestholders may also be subject to tax on their entire distributive shares of income by their states of residence (although credits against the state of residence tax may be available for state taxes paid to other jurisdictions). Prospective investors are urged to consult with their own tax advisors regarding the potential state and local tax consequences of an investment in a Master Portfolio.

ITEM 7: DISTRIBUTION ARRANGEMENTS

The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware business trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust's Declaration of Trust authorizes the Board of Trustees to issue Beneficial Interests and to establish and designate such Beneficial Interests into one or more Master Portfolios. Beneficial Interests may be purchased only by investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

The Trust is currently comprised of eleven separate series of Master Portfolios (each, a "Master Portfolio" and collectively the "Master Portfolios") including:
Columbia Intermediate Core Bond Master Portfolio, Columbia Multi Advisor International Equity Master Portfolio, Columbia International Value Master Portfolio, Columbia Marsico Focused Equities Master Portfolio, Columbia Marsico Growth Master Portfolio, Columbia Marsico 21st Century Master Portfolio, Columbia Marsico International Opportunities Master Portfolio, Columbia High Income Master Portfolio, Columbia Small Cap Value Master Portfolio II, Columbia Large Cap Core Master Portfolio and Columbia Small Cap Growth Master Portfolio
II. Each Master Portfolio (except for Columbia Marsico Focused Equities Master Portfolio) is "diversified" as defined in the 1940 Act.

Each Master Portfolio is a separate series of the Trust. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund which invests all of its assets in a Master Portfolio series. The feeder funds related to the Master Portfolio are Columbia Intermediate Core Bond Fund, Columbia Multi-Advisor International Equity Fund, Columbia International Value Fund, Columbia Marsico Focused Equities Fund, Columbia Marsico Growth Fund, Columbia Marsico 21st Century Master Portfolio, Columbia Marsico International Opportunities Fund, Columbia High Income Fund, Columbia Small Cap Value II Fund, Columbia Large Cap Core Fund and Columbia Small Cap Fund (individually, a "Fund", and collectively, the "Funds"), which in turn invest all of their assets in, respectively, the Columbia Intermediate Core Bond Master Portfolio, Columbia Multi-Advisor International Equity Master Portfolio, Columbia International Value Master Portfolio, Columbia Marsico Focused Equities Master Portfolio, Columbia Marsico Growth Master Portfolio, Columbia Marsico 21st Century Master Portfolio, Columbia Marsico International Opportunities Master Portfolio, Columbia High Income Fund, Columbia Small Cap Value Master Portfolio II, Columbia Large Cap Core Master Portfolio and Columbia Small Cap Growth Master Portfolio II. Each corresponding Master Portfolio, which has the same investment objective, policies, and limitations as the Fund, invests in the actual securities.

Other investors may also be permitted to invest in a Master Portfolio. All other investors will invest in a Master Portfolio on the same terms and conditions as a Fund, although there may be different administrative and other expenses. Therefore, the Funds may have different returns than other investors of the same Master Portfolio.

A discussion of the risk factors, objectives and other investment aspects in a Fund will include all aspects of an investment in the corresponding Master Portfolio. In this registration statement, the discussion of risk factors which apply to an investment by a Master Portfolio shall include the risk factors which apply to an investment by a Fund.

The business and affairs of the Trust are managed under the direction of its Board of Trustees. The office of the Trust is located at One Financial Center, Boston, MA 02110.

ITEM 8: FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 8 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

                     COLUMBIA FUNDS MASTER INVESTMENT TRUST
                    NATIONS HIGH YIELD BOND MASTER PORTFOLIO
                   NATIONS INTERMEDIATE BOND MASTER PORTFOLIO
                  NATIONS INTERNATIONAL EQUITY MASTER PORTFOLIO
          NATIONS MARSICO INTERNATIONAL OPPORTUNITIES MASTER PORTFOLIO
                  NATIONS INTERNATIONAL VALUE MASTER PORTFOLIO
                     NATIONS MARSICO GROWTH MASTER PORTFOLIO
                NATIONS MARSICO FOCUSED EQUITIES MASTER PORTFOLIO
                  NATIONS MARSICO 21ST CENTURY MASTER PORTFOLIO
                     NATIONS SMALLCAP VALUE MASTER PORTFOLIO
                     NATIONS SMALL COMPANY MASTER PORTFOLIO
                    NATIONS STRATEGIC GROWTH MASTER PORTFOLIO
                     (COLLECTIVELY, THE "MASTER PORTFOLIOS")

                       SUPPLEMENT DATED SEPTEMBER 26, 2005
           TO STATEMENT OF ADDITIONAL INFORMATION DATED AUGUST 1, 2005

         Effective September 26, 2005, the Statement of Additional Information for the Master Portfolios (each, a "Master Portfolio") noted above is hereby supplemented by changing each Master Portfolio's name, and all references thereto, as follows:

FROM:                                                                  TO:
--------------------------------------------------------------------   -------------------------------------------------------------
Nations High Yield Bond Master Portfolio                          ->   Columbia High Income Master Portfolio
Nations Intermediate Bond Master Portfolio                        ->   Columbia Intermediate Core Bond Master Portfolio
Nations International Equity Master Portfolio                     ->   Columbia Multi-Advisor International Equity Master Portfolio
Nations Marsico International Opportunities Master Portfolio      ->   Columbia Marsico International Opportunities Master Portfolio
Nations International Value Master Portfolio                      ->   Columbia International Value Master Portfolio
Nations Marsico Growth Master Portfolio                           ->   Columbia Marsico Growth Master Portfolio
Nations Marsico Focused Equities Master Portfolio                 ->   Columbia Marsico Focused Equities Master Portfolio
Nations Marsico 21st Century Master Portfolio                     ->   Columbia Marsico 21st Century Master Portfolio
Nations SmallCap Value Master Portfolio                           ->   Columbia Small Cap Value II Master Portfolio
Nations Small Company Master Portfolio                            ->   Columbia Small Cap Master Portfolio
Nations Strategic Growth Master Portfolio                         ->   Columbia Large Cap Core Master Portfolio


         In addition, effective September 26, 2005, Nations Master Investment Trust will change its name to Columbia Funds Master Investment Trust, and effective September 30, 2005, Banc of America Capital Management, LLC will change its name to Columbia Management Advisors, LLC. Accordingly, the Statement of Additional Information for the Master Portfolios is hereby supplemented by changing all references to Nations Master Investment Trust and Banc of America Capital Management, LLC to Columbia Funds Master Investment Trust and Columbia Management Advisors, LLC, respectively, throughout the Statement of Additional Information.

                     COLUMBIA FUNDS MASTER INVESTMENT TRUST

                              ONE FINANCIAL CENTER
                                BOSTON, MA 02110
                                 1-800-321-7854

                                    FORM N-1A

                                     PART C

                                OTHER INFORMATION

ITEM 22. EXHIBITS

         All references to the "Registration Statement" in the following list of Exhibits refer to the Registrant's Registration Statement on Form N-1A (File No. 811-09347).

EXHIBIT LETTER         DESCRIPTION
--------------         -----------
(a)                    Articles of Incorporation:

(a)(1)                 Amended and Restated Certificate of Trust dated September 21,
                       2005, filed herewith.

(a)(2)                 Amended and Restated Declaration of Trust dated September 26,
                       2005, filed herewith.

(b)                    Bylaws:

(b)(1) Amended and Restated Bylaws dated January 14, 1999, last amended September 26, 2005, filed herewith.

(c)                    Instruments Defining Rights of Securities Holders:

                       Not Applicable

(d)                    Investment Advisory Contracts:

(d)(1)                 Investment Advisory Agreement between Banc of America
                       Capital Management, LLC ("BACAP") and Columbia Funds
                       Master Investment Trust (formerly, Nations Master
                       Investment Trust) ("Registrant") dated January 1, 2003,
                       Schedule I amended December 1, 2004, incorporated by reference to Amendment No. 32, filed July 28, 2005.

EXHIBIT LETTER         DESCRIPTION
--------------         -----------
(d)(2)                 Investment Advisory Agreement between BACAP and the
                       Registrant dated January 1, 2003, Schedule I amended
                       December 1, 2004, incorporated by reference to Amendment
                       No. 32, filed July 28, 2005.

(d)(3)                 Sub-Advisory Agreement among BACAP, Marsico Capital
                       Management, LLC ("Marsico Capital") and the Registrant dated January 1, 2003, Schedule I amended May 11, 2004, filed July 30, 2004.

(d)(4)                 Sub-Advisory Agreement among BACAP, Causeway Capital
                       Management LLC ("Causeway") and the Registrant dated
                       September 17, 2004, filed herewith.

(d)(5)                 Sub-Advisory Agreement among BACAP, Brandes Investment
                       Partners, LLC ("Brandes") and the Registrant dated
                       January 1, 2003, incorporated by reference to Amendment
                       No. 17, filed January 31, 2003.

(d)(6)                 Sub-Advisory Agreement among BACAP, MacKay Shields LLC
                       ("MacKay Shields") and the Registrant dated January 1,
                       2003, incorporated by reference to Amendment No. 17, filed January 31, 2003.

(e)                    Not Applicable pursuant to General Instruction (B)(2)(b).

(f)                    Bonus or Profit Sharing Contracts:

(f)(1) Deferred Compensation Plan dated February 24, 1999 last amended November 19, 2003, filed July 30, 2004.

(g)                    Custodian Agreement:

(g)(1)                 Amended and Restated Custody Agreement between the
                       Registrant and The Bank of New York ("BNY") dated July 2,
                       2001, Schedule I amended August 1, 2003, filed July 30,
                       2004.

(g)(2)                 Master Custodian Agreement between Registrant and State
                       Street Bank and Trust Company ("State Street"), dated
                       June 13, 2005, incorporated by reference to Amendment No. 32, filed July 28, 2005.

(h)                    Other Material Contracts:

(h)(1)                 Administration Agreement between the Registrant and Columbia
                       Management Advisors, Inc. to be filed by amendment.

EXHIBIT LETTER         DESCRIPTION
--------------         -----------
(h)(2)                 Sub-Administration Agreement among the Registrant, BNY
                       and BACAP Distributors dated January 1, 2003, Schedule I
                       amended August 1, 2003, filed July 30, 2004.

(h)(3)                 Placement Agency Agreement between the Registrant and
                       Columbia Management Distributors, Inc. to be filed by amendment.

(h)(4) Amended and Restated Foreign Custody Manager Agreement between BNY and the Nations Funds family dated July 2, 2001, Appendix amended January 23, 2004, filed July 30,
                       2004.

(h)(5)                 Cross Indemnification Agreement among Nations Fund Trust,
                       Nations Fund, Inc., Nations Reserves, Nations Funds Trust and the Registrant dated February 14, 2000, incorporated by reference to Amendment No. 3, filed March 7, 2000.

(i)                    Not Applicable pursuant to General Instruction (B)(2)(b).

(j)                    Not Applicable pursuant to General Instruction (B)(2)(b).

(k)                    Not Applicable pursuant to General Instruction (B)(2)(b).

(l)                    Initial Capital Agreements:

                       Not Applicable

(m)                    Rule 12b-1 Plan:

                       Not Applicable

(n)                    Financial Data Schedule:

                       Not Applicable

(o)                    Rule 18f-3 Plan:

                       Not Applicable

(p)                    Codes of Ethics

(p)(1) Nations Funds Family Code of Ethics, incorporated by reference to Amendment No. 32, filed July 28, 2005.

(p)(2)                 Columbia Management Group Code of Ethics, effective
                       January 1, 2005, incorporated by reference to Amendment
                       No. 32, filed July 28, 2005.

EXHIBIT LETTER         DESCRIPTION
--------------         -----------
(p)(3)                 Marsico Capital Code of Ethics, incorporated by reference
                       to Amendment No. 35, filed July 30, 2004.

(p)(4) Causeway Code of Ethics, effective April 25, 2005, incorporated by reference to Amendment No. 32, filed
                       July 28, 2005.

(p)(5) Brandes Code of Ethics, incorporated by reference to Amendment No. 12, filed January 15, 2002.

(p)(6) MacKay Shields Code of Ethics, incorporated by reference to Amendment No. 8, filed January 11, 2001.

(q)(1)                 Powers of Attorney for Minor Mickel Shaw, Edward J. Boudreau, Jr.,
                       William A. Hawkins, R. Glenn Hilliard, William P. Carmichael,
                       incorporated by reference to Amendment No. 32, filed July 28, 2005.

(q)(2)                 Power of Attorney for Keith Banks, filed July 30, 2004.


ITEM 23. PERSONS CONTROLLED BY OF UNDER COMMON CONTROL WITH THE FUND

         No person is controlled by or under common control with the Registrant.

ITEM 24. INDEMNIFICATION

               Article V, Section 5.3 of the Registrant's Declaration of Trust provides for the indemnification of the Registrant's trustees, officers, employees and other agents. Indemnification of the Registrant's administrators, placement agent and custodian is provided for, respectively, in the
Registrant's:

               1. Administration Agreement with Columbia Management Advisors, Inc.;

               2.       Sub-Administration Agreement with BNY and BACAP
                        Distributors;

               3.       Placement Agency Agreement with BACAP Distributors;

               4.       Custody Agreement with BNY; and

               5.       Custody Agreement with State Street.

               The Registrant has entered into a Cross Indemnification Agreement with Nations Fund, Inc., (the "Company"), Nations Fund Trust (the "Trust"), Nations Reserves ("Reserves") and Nations Funds Trust ("Funds Trust") dated February 14, 2000. The Company, Trust, Reserves and/or Funds Trust will indemnify and hold harmless the

Registrant against any losses, claims, damages or liabilities, to which the Registrant may become subject, under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act") or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectuses, any preliminary prospectuses, the registration statements, any other prospectuses relating to the securities, or any amendments or supplements to the foregoing (hereinafter referred to collectively as the "Offering Documents"), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Registrant by the Company, Trust, Reserves and/or Funds Trust expressly for use therein; and will reimburse the Registrant for any legal or other expenses reasonably incurred by the Registrant in connection with investigating or defending any such action or claim; provided, however, that the Company, Trust, Reserves and/or Funds Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company, Trust, Reserves and/or Funds Trust by the Registrant expressly for use in the Offering Documents.

               Promptly after receipt by an indemnified party above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in such case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

               The Registrant has obtained from a major insurance carrier a trustees' and officers' liability policy covering certain types of errors and omissions. In no event will the Registrant indemnify any of its trustees, officers, employees, or agents against any liability to which such person would otherwise be subject by reason of his/her willful misfeasance, bad faith, gross negligence in the performance of his/her duties, or by reason of his/her reckless disregard of the duties involved in the conduct of his/her office or arising under his agreement with the Registrant. The Registrant will comply with Rule

484 under the 1933 Act and Release No. 11330 under the 1940 Act, in connection with any indemnification.

               Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission ("SEC") such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 25. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

         To the knowledge of the Registrant, none of the directors or officers of BACAP, the adviser to the Registrant's portfolios, or Marsico Capital, Causeway, Brandes or MacKay Shields, the investment sub-advisers, except those set forth below, are or have been, at any time during the past two calendar years, engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with, and engage in business for, the company that owns all the outstanding stock (other than directors' qualifying shares) of BACAP or Marsico Capital, respectively, or other subsidiaries of Bank of America Corporation.

          (a) BACAP performs investment advisory services for the Registrant and certain other customers. BACAP is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment adviser is incorporated by reference to Form ADV filed by BACAP (formerly TradeStreet Investment Associates, Inc.) with the SEC pursuant to the Advisers Act (file no. 801-50372).

         (b) Marsico Capital performs investment sub-advisory services for the Registrant and certain other customers. Marsico Capital is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Marsico Capital with the SEC pursuant to the Advisers Act (file no. 801-54914).

         (c) Causeway performs investment sub-advisory services for the Registrant and certain other customers. Causeway is majority-owned by its employees. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Causeway with the SEC pursuant to the Advisers Act (file no. 801-60343).

         (d) Brandes performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Brandes with the SEC pursuant to the Advisers Act (file no. 801-24896).

         (e) MacKay Shields performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by MacKay Shields with the SEC pursuant to the Advisers Act (file no. 801-5594).

ITEM 26. PRINCIPAL UNDERWRITERS

         (a) Columbia Management Distributors, Inc., distributor for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as distributor for Nations Separate Account Trust, Columbia Funds Distributor, Inc. (CFDI), a subsidiary of Columbia Management Advisors, Inc., is the Registrant's principal underwriter. CFDI acts in such capacity for each series of Columbia Funds Trust I, Columbia Funds Trust II, Columbia Funds Trust III, Columbia Funds Trust IV, Columbia Funds Trust V, Columbia Funds Trust VI, Columbia Funds Trust VII, Liberty Variable Investment Trust, SteinRoe Variable Investment Trust, Columbia Funds Trust VIII, Columbia Funds Trust IX, Columbia Funds Trust XI, Columbia Acorn Trust, Wanger Advisors Trust, Galaxy Fund and for Columbia Balanced Fund, Inc., Columbia Daily Income Company, Inc., Columbia Fixed Income Securities Fund, Inc., Columbia High Yield Fund, Inc., Columbia International Stock Fund, Inc., Columbia Oregon Municipal Bond Fund, Inc., Columbia Real Estate Equity Fund, Inc., Columbia Short Term Bond Fund, Inc., Columbia Small Cap Growth Fund, Inc., Columbia Mid Cap Growth Fund, Inc., Columbia Strategic Investor Fund Inc. and Columbia Technology Fund, Inc. and placement agent for Columbia Funds Master Investment Trust both of which are registered open-end management investment companies.

         (b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Post-Effective Amendment No. 67, filing July 29, 2005 filed by Columbia Funds Trust II with the SEC pursuant to the 1940 Act (file no. 811-03009).

         (c) Not applicable.

ITEM 27.          LOCATION OF ACCOUNTS AND RECORDS

         (1) BACAP, One Bank of America Plaza, Charlotte, NC 28255 (records relating to its function as investment adviser).

         (2) Marsico Capital, 1200 17th Street, Suite 1300, Denver, CO 80202 (records relating to its function as investment sub-adviser).

         (3) Causeway, 11111 Santa Monica Blvd., Suite 1550, Los Angeles, CA 90025 (records relating to its function as investment sub-adviser).

         (4) Brandes, 11988 El Camino Real, Suite 500, San Diego, CA 92130 (records relating to its function as investment sub-adviser).

         (5) MacKay Shields, 9 West 57th Street, New York, New York, 10019 (records relating to its function as investment sub-adviser).

         (6) Columbia Management Distributor, Inc., One Financial Center, Boston, MA 02110 (records relating to its function as distributor).

         (7) Columbia Management Advisors, Inc., One Financial Center, Boston, MA 02110 (records relating to its function as administrator).

         (8) BNY, 15 Broad Street, New York, NY 10286 (records relating to its function as custodian, sub-administrator and foreign custody manager).

         (9) State Street Bank and Trust Company, Two Avenue de Lafayette, LCC/4S, Boston, MA 0211 (records relating to its function as custodian and foreign custody manager).

ITEM 28. MANAGEMENT SERVICES

                  Not Applicable

ITEM 29. UNDERTAKINGS

                  Not Applicable

                                   Signatures

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts on the 26th day of September, 2005.

                                        COLUMBIA FUNDS MASTER INVESTMENT TRUST


                                        By:                   *
                                            ------------------------------------
                                            Christopher Wilson
                                            President and Chief Executive
                                            Officer


                                        By: /s/ R. Scott Henderson
                                            ------------------------------------
                                            R. Scott Henderson
                                            Secretary
                                            *Attorney-in-Fact